UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sitio Royalties Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023
Proxy Statement

Tuesday, May 16, 2023,
at 11 AM Central Time

Sitio Royalties Corp.
1401 Lawrence Street, Suite 1750
Denver, CO 80202

Letter from the Chairman of the Board

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders of Sitio Royalties Corp. (the “Annual Meeting”) to be held on Tuesday, May 16, 2023, at 11:00 AM Central Time, at www.virtualshareholdermeeting.com/STR2023.

The following Notice of Annual Meeting describes the business to be conducted at the Annual Meeting. We encourage you to review the materials and vote your shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE

“FOR” PROPOSALS 1, 2 AND 4, AND FOR A FREQUENCY OF “ONE YEAR” FOR PROPOSAL 3, AS DESCRIBED IN THE PROXY STATEMENT.

The Board of Directors of Sitio Royalties Corp. (the “Board”) has fixed the close of business on March 24, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof. Attendance is limited to stockholders of the Company, their proxy holders and our guests. Stockholders holding stock in brokerage accounts must bring a legal proxy or other evidence of share ownership as of March 24, 2023 to be admitted to the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.

The Annual Meeting will be completely virtual to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting at www.virtualshareholdermeeting.com/STR2023. If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. If you are planning to attend our meeting, please monitor the Investor Relations section of our website at https://investors.sitio.com for updated information. To ensure your vote is counted, we encourage you to vote your shares prior to the Annual Meeting.

Thank you for your continued support of Sitio Royalties Corp.

Sincerely,

Noam Lockshin
Chairman of the Board

VOTING YOUR SHARES IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE. YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY/VOTING INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

2023 PROXY STATEMENT    1

Sitio Royalties Corp.
1401 Lawrence Street, Suite 1750
Denver, CO 80202

Letter from the CEO

Dear Fellow Stockholder:

Our mission at Sitio is to leverage our skill sets of large-scale data management, oil & gas technical expertise, land title diligence, and investment underwriting to build a business that generates significant cash flow. As capital allocators, we focus on balancing the use of this cash flow between returning it to our stockholders and reinvesting in our business for future growth. Our primary goal is simple – to be the leading consolidator in the highly fragmented, and therefore inefficiently managed, business of oil and gas mineral and royalty ownership. Strategically, we have focused on larger consolidation opportunities. Unlike other segments of the energy value chain, or even other industries entirely, mineral and royalty ownership is exceptionally scalable.

We have executed on our strategy of large-scale oil and gas mineral and royalty consolidation and have built a differentiated company. In 2022, we announced and closed on a 100% stock transaction with Falcon Minerals which resulted in us becoming a publicly-traded company. Shortly thereafter we made two large cash acquisitions totaling approximately $550 million. In the second half of 2022, we announced and closed our 100% stock transaction with Brigham Minerals. In addition to these notable acquisitions, we also made several smaller cash acquisitions throughout the year. Our team demonstrated its ability to evaluate these opportunities, perform due diligence, assess our view of relative and absolute value, negotiate, finance, close and integrate the acquired assets into our systems.

Sitio’s Board of Directors and executive leadership team are exceptionally proud of the results that our relatively small team has delivered. We also recognize that much more work needs to be done to accomplish our goals. Even after our remarkable pace of consolidation in 2022, the mineral and royalty sector remains highly fragmented with hundreds of thousands of individual mineral and royalty owners across the United States. We have seen the benefits of consolidation as we have decreased our cash G&A per unit of production, improved our ability to track and pursue missing royalty payments, increased our ability to finance larger acquisitions, and minimize geographical, operator and commodity risk.

We have funded our acquisitions with a prudent mix of equity, cash flow from our existing assets, and debt. We have three objectives every day at Sitio: 1) Drive constant improvement of processes required to manage our existing asset base; 2) Pursue mineral and royalty acquisitions that exceed our rate of return threshold; and 3) Differentiate our company from others by improving the administrative aspects of owning and managing minerals, and seeking to fundamentally change the relationship between E&P operators and mineral and royalty owners.

2023 will present new opportunities and challenges for Sitio, and we are confident that our high quality asset base, strong balance sheet, and most importantly, our best in class team of professionals will position us well to continue building long-term value for our stockholders.

Sincerely,

Christopher L. Conoscenti

Chief Executive Officer & Director

2    SITIO ROYALTIES CORP.

Notice of Annual Meeting of Stockholders

Date and Time Tuesday, May 16, 2023 11:00 AM Central Time Location Online www.virtualshareholdermeeting.com/STR2023 Record Date March 24, 2023	Agenda		Board Recommendation	Page Reference
	1	To elect the director nominees named in this proxy statement to our Board	“FOR” each of the nominees	16
	2	To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers (a “Say-on-Pay Vote”)	“FOR”	38
	3	To conduct a non-binding advisory vote to approve the frequency of Say-on-Pay Votes (the “Say-on-Frequency Vote”)	“ONE YEAR”	39
	4	To ratify the appointment, by the Audit Committee of the Board, of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year 2023	“FOR”	40

Stockholders will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying proxy statement (the “Proxy Statement”) more fully describes these matters. We have not received notice of any other matter that may be properly presented at the Annual Meeting.

Only holders of common stock of record at the close of business on March 24, 2023, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited.

Your vote is important. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating and promptly mailing your proxy/voting instruction card that was included. If you attend and plan to participate in the Annual Meeting via live webcast, you may vote online during the meeting using your smartphone or computer.

By Order of the Board of Directors,

Brett S. Riesenfeld

Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE

Voting your shares is important. If you do not expect to attend the Annual Meeting via live webcast, or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by completing, signing, dating and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

Internet	Telephone	Mail	Virtual Meeting
Visit www.proxyvote.com
Available until 11:59 PM Eastern Time on May 15, 2023. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.	Call 1-800-690-6903
	Available until 11:59 PM Eastern Time on May 15, 2023. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.	Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.	If you attend and plan to participate in the Annual Meeting via the live webcast, you may vote online during the meeting using your smartphone or computer.

2023 PROXY STATEMENT    3

Highlights

Company Overview

Sitio is a stockholder returns driven company focused on large-scale consolidation of high-quality oil and gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. Sitio has an objective of generating cash flow from operations that can be distributed to stockholders and reinvested to expand its mineral and royalty interest portfolio.

260,000+	185+	24,800+
Net Royalty Acres (“NRAs”) (1/8 basis)	Total Acquisitions to Date	Gross Wells

Our Investment Thesis

1	2	3	4	5
Mineral and royalty interest ownership provides unique, cost advantaged oil and gas exposure	Differentiated, large-scale consolidation strategy across diversified operators	Premier asset base focused at the front end of operators’ cost curves	Disciplined capital allocation focused on value creation and returns	Best-in-class governance model led by experienced board and management

2022 Financial and Operational Highlights

Generated absolute total shareholder return >60%(1)	Total pro forma gross dividend payment in respect of 2H2022 of approximately $202 mm higher than all mineral peers and all but 3 E&P companies under $20 bn in enterprise value	Completed 2 public company mergers and 2 large private acquisitions

Grew acreage position by 147%	Improved line of sight development with 47.9 net spuds and net permits as of year-end 2022	Reduced cash G&A / BOE by 46% compared to 2021

(1)	Returns calculated as the sum of the change in stock price plus dividends paid from January 1, 2022 to December 31, 2022, divided by the January 1, 2022 stock price.

4    SITIO ROYALTIES CORP.

Highlights

Mineral and Royalty Businesses are a Structurally Advantaged Asset Class

Simplicity	Profitability

■   Mineral interests are perpetual real property interests and when leased for royalties, have no development capital expenses

■   No physical operations or associated regulatory risks

■   No environmental liabilities: zero scope 1 emissions and scope 2 emissions are only from power consumption at Sitio office locations

■   Highest margin component of the energy value chain, with limited direct exposure to cost inflation, enables sector leading EBITDA to free cash flow conversion ratios

■   Ability to return a majority of discretionary cash flow to stockholders while maintaining a conservative balance sheet

Efficiency	Scalability

■   No field staff or lease operating expenses and 100% of capital expenditures are discretionary and tied to corporate investments and acquisitions

■   Data management systems improve royalty management capabilities

■ Highly fragmented mineral and royalty ownership with limited number of buyers capable of large-scale acquisitions ■ G&A expenses do not increase linearly with company scale

2023 PROXY STATEMENT    5

Highlights

Governance Provides Strong Alignment with Stockholders

Best in Class Governance Incentivizes Board and Management to Optimize Stockholder Returns

Stockholders	Board of Directors	Compensation & Management

■   Board and management compensation is structured to drive absolute total long-term stockholder returns

■   Capital allocation policy prioritizes return of capital to stockholders while preserving balance sheet strength using retained cash

■   8 of 9 members of the Board are independent

■   Director compensation is substantially equity-based and required to be held until the end of Board service

■   Seven year term limits for outside directors

■   Incentive compensation is 100% equity based, with emphasis on absolute total stockholder return instead of relative returns or growth with no relationship to stockholder returns

■   Experienced, dedicated management team is 100% focused on Sitio’s business

Executive Compensation Alignment with Long-Term Stockholder Value

(1)	Discretionary Cash Flow is defined as adjusted EBITDA less cash interest and cash taxes.

Environmental and Social Responsibility

Environmental	Social

■   Zero environmental liabilities

■   No scope 1 emissions; scope 2 emissions are only from power consumption at Sitio office locations

■   Sitio’s lease form provides an economic disincentive for flaring gas

■   Target leasing minerals to operators with strong environmental track records

■   Employee base and Board reflective of a culture that values diversity

■   ~50% of Sitio’s current employees are women

■   5 out of 9 current board members are diverse

■   Management team and employees have experience across the oil and gas value chain to provide unique perspectives on minerals

6    SITIO ROYALTIES CORP.

Annual Meeting of Stockholders

This Proxy Statement is furnished to stockholders of Sitio for use at its Annual Meeting to be held at 11:00 AM Central Time, on Tuesday, May 16, 2023, at www.virtualshareholdermeeting.com/STR2023, or at any postponements or adjournments of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being furnished or sent to stockholders is March 31, 2023.

Proxy Statement for 2023 Annual Meeting of Stockholders

The Board of Directors (the “Board”) of Sitio Royalties Corp. (which we refer to as “Sitio,” “Sitio Royalties,” the “Company,” “we,” “our” or “us”) is furnishing this Proxy Statement to you over the Internet or delivering this Proxy Statement to you by mail in connection with the solicitation of proxies by the Board and the solicitation of voting instructions, in each case for use at the Annual Meeting to be held on May 16, 2023, and at any adjournments or postponements thereof.

On or about March 31, 2023, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our stockholders, and we also will commence mailing to some of our stockholders, and make available electronically over the Internet to all of our stockholders: (1) the Notice of 2023 Annual Meeting of Stockholders and this Proxy Statement and (2) our 2022 Annual Report for Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2022 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.

2023 PROXY STATEMENT    7

8    SITIO ROYALTIES CORP.

Information About the Proxy Process and Voting

What is a proxy and what is a proxy statement?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this Proxy Statement carefully.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our stockholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our stockholders who have previously elected to receive proxy materials electronically. Those stockholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the 2023 Annual Meeting of Stockholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at https://investors.sitio.com.

Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

If you receive a Notice of Internet Availability of Proxy Materials by mail, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our annual report, Proxy Statement and proxy card by mail.

What is a record date and who is entitled to vote at the meeting?

A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The Record Date for the Annual Meeting is March 24, 2023 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Sitio’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class C common stock, par value $0.0001 per share (the “Class C common stock,” and, together with the Class A common stock, the “common stock”) as of the close of business on March 24, 2023 are entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of Sitio’s common stock (a “share”) that you owned as of the close of business on March 24, 2023, and you may vote all of those shares. Only our common stock has voting rights. On the Record Date, there were 154,524,547 shares of our common stock outstanding and entitled to vote at the Annual Meeting and approximately 128 holders of record and approximately 43,515 beneficial owners holding shares in “street name.”

2023 PROXY STATEMENT    9

Information About the Proxy Process and Voting

A quorum is the minimum number of shares that must be represented online or by proxy for us to conduct the Annual Meeting. The attendance online or by proxy of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 77,262,274 shares of our common stock based on the Record Date of March 24, 2023, will constitute a quorum to hold the Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the Annual Meeting and counted toward the quorum.

What different methods can I use to vote my shares?

You have a choice of voting your shares:

■	Over the Internet	■	By mail
■	By telephone	■	Via smartphone or computer during the virtual Annual Meeting

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares beforehand over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your situation.

If you vote your shares over the Internet or by telephone,
you should not return a proxy/voting instruction card.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the “vote instruction form” that organization has provided to you to vote or attend the Annual Meeting.

How do I vote my shares if I am a “stockholder of record” (shares registered in my name)?

Voting over the Internet. Voting over the Internet is easy, fast and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Voting by telephone. Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Voting by mail. You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you may vote by mail by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

Voting at the meeting. The Annual Meeting will be held online. Please have your 16-digit control number on your Notice of Internet Availability, proxy card or in the voting instructions that accompanied your proxy materials to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/STR2023. You will be able to vote your shares electronically during the Annual Meeting.

10    SITIO ROYALTIES CORP.

Information About the Proxy Process and Voting

How do I vote my shares if I am a “beneficial owner” (shares held in “street name”)?

Voting over the Internet, by telephone or by mail. If your shares are registered or held in the name of your broker, bank, or other nominee (“street name”), you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the method specified by your broker, bank, or other nominee. In addition to voting by mail, most brokerage firms and banks participate in Internet or telephone voting programs. These programs provide eligible “street name” stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks participate in these programs.

Voting at the meeting. If your shares are registered or held in the name of your broker, bank, or other nominee and you plan to attend and participate in the Annual Meeting, you should contact your broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail, by attending the Annual Meeting virtually and voting online during the meeting or by filing a revocation with the Company’s Corporate Secretary, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions. Please note, however, that if your shares of record are held by a broker, bank, broker-dealer, custodian, or other similar organization, you must instruct your broker, bank, broker-dealer, custodian, or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such organization.

What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted:

■	“FOR” the election of the director nominees named in this Proxy Statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

■	“FOR” the approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers;

■	“FOR” the approval, on a non-binding, advisory basis, of a frequency of “ONE YEAR” for Say-on-Pay Votes; and

■	“FOR” the ratification of the appointment, by the Audit Committee of the Board, KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How will my shares be voted if I do not provide instructions to my broker?

It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank, or other nominee does not have discretion under New York Stock Exchange (“NYSE”) rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters, but not on “non-routine” matters. Under NYSE rules as currently in effect, “routine” matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2023 is considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank, or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2023. Under NYSE rules, the proposal to elect the nominees for director named in this Proxy Statement is not “routine” and your broker, bank, or other nominee will not have the discretion to vote your shares on this proposal.

2023 PROXY STATEMENT    11

Information About the Proxy Process and Voting

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Sitio’s common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, which may be reached by telephone at 1-212-509-4000, by e-mail at cstmail@continentalstock.com or over the Internet at https://www.continentalstock.com/shareholders.

How does the Board recommend that I vote my shares?

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

■	Proposal 1 — FOR the election of the director nominees named in this Proxy Statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

■	Proposal 2 — FOR the approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers;

■	Proposal 3 — FOR the approval, on a non-binding, advisory basis, a frequency of ONE YEAR for Say-on-Pay Votes; and

■	Proposal 4 — FOR the ratification of the appointment, by the Audit Committee of the Board, of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. At the date of this Proxy Statement, the Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.

Who may vote during the Annual Meeting?

Stockholders who owned shares of the Company’s common stock as of the close of business on March 24, 2023 are entitled to vote during the Annual Meeting. As of the Record Date, there were 154,524,547 shares of our common stock issued and outstanding.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on one proposal or all three proposals), or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of KPMG to serve as our independent registered public accounting firm. On March 24, 2023, there were 154,524,547 shares of the Company’s common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 77,262,274 shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.

How many votes do I have?

Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

What is the proxy card?

The proxy card enables you to appoint Christopher L. Conoscenti, the Company’s Chief Executive Officer, and Brett S. Riesenfeld, the Company’s Executive Vice President, General Counsel and Corporate Secretary, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Conoscenti and Riesenfeld to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date to ensure your vote is counted in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

12    SITIO ROYALTIES CORP.

Information About the Proxy Process and Voting

Is my vote kept confidential?

To the extent possible, proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Who will tabulate and oversee the vote?

Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate and oversee the vote.

How can I attend the Annual Meeting?

All stockholders are welcome to attend the Annual Meeting. If you were a stockholder as of the Record Date, or if you hold a valid proxy, you will be able to participate in the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/STR2023. You also will be able to vote your shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or in the voting instructions that accompanied your proxy materials. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access and participate in the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The Annual Meeting webcast will begin promptly at 11:00 AM Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:30 AM Central Time and you should allow ample time for the check-in procedures.

What if I have technical difficulties during check-in or the meeting?

We will have technicians ready to assist you if you have any technical difficulties during check-in or the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

How can I ask questions during the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to Sitio and meeting matters that are submitted before or during the meeting in accordance with the Annual Meeting’s Rules of Conduct, which will be posted on the Annual Meeting website. Questions may be submitted the day of or during the Annual Meeting through www.virtualshareholdermeeting.com/STR2023. Answers to any such questions that are not addressed during the meeting will be published on the Investor Relations section of our website at https://investors.sitio.com shortly after the meeting. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem inappropriate.

Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and to disclose detailed, final voting results in a Current Report on Form 8-K, which we will file with the SEC and make available on the Investor Relations section of our website at https:// investors.sitio.com/sec-filings within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Who can help answer my questions?

Stockholders who have questions about the proposals described in this Proxy Statement, how to execute your vote, or need assistance in completing or submitting their proxy cards should contact Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary at 1-720-640-7620 or by sending a letter to Mr. Riesenfeld at the offices of the Company at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

2023 PROXY STATEMENT    13

Annual Meeting Information

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held on Tuesday, May 16, 2023, at 11:00 AM Central Time, at www.virtualshareholdermeeting.com/STR2023. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this Proxy Statement:

■	Proposal 1 — the election of the director nominees named in this Proxy Statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

■	Proposal 2 — the approval, on a non-binding, advisory basis, of the Say-on-Pay Vote;

■	Proposal 3 — the approval, on a non-binding, advisory basis, of the Say-on-Frequency Vote; and

■	Proposal 4 — the ratification of the appointment, by the Audit Committee of the Board, of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

■	In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be conducted via live webcast. The Annual Meeting will be virtual only and stockholders will not be able to attend the Annual Meeting in person this year. Stockholders will be able to submit questions via the online platform before and during a portion of the Annual Meeting. You may submit questions prior to the Annual Meeting by logging onto www.proxyvote. com with your 16-digit control number. You will be able to participate in the Annual Meeting online and submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/STR2023. You will also be able to vote your shares electronically. This Proxy Statement provides information on how to join the Annual Meeting online and about the business we plan to conduct.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held partially or solely by means of remote communication.

Matters to be Decided at the Annual Meeting

At the date of this Proxy Statement, our Board was not aware of any business to be acted upon or matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement and does not intend to bring before the Annual Meeting any matter other than the proposals described in this Proxy Statement.

The proxy card accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Solicitation of Proxies

We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we anticipate making such solicitation directly. The solicitation of proxies may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

14    SITIO ROYALTIES CORP.

Miscellaneous Matters

Annual Report on Form 10-K — Our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 has been filed with the SEC and is available on the Investor Relations section of our website at https://investors.sitio.com/financials/sec-filings or on the SEC’s website at https://www.sec.gov/. We will gladly furnish to any stockholder, without charge, a copy of our most recent Annual Report on Form 10-K (including the financial statements and schedules thereto) upon written request from the stockholder addressed to: ir@sitio.com or by writing to Ross Wong, Vice President of Finance and Investor Relations, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

Stockholder List — A list of our stockholders of record as of the Record Date of March 24, 2023 will be available for examination for any purpose germane to the Annual Meeting during normal business hours at Sitio, 1401 Lawrence Street, Suite 1750, Denver, CO 80202, at least 10 calendar days prior to the Annual Meeting. The list will also be available virtually for inspection by any stockholder present at the Annual Meeting.

Principal Offices — Our principal executive offices are located at 1401 Lawrence Street, Suite 1750, Denver, CO 80202. Our telephone number is 1-720-620-7620.

2023 PROXY STATEMENT    15

PROPOSAL 1

Election of Directors

The Board currently consists of nine directors. Our amended and restated bylaws (the “Bylaws”) provide that the number of directors will be determined by the Board, and the number of directors is currently set at nine. At the recommendation of Sitio’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), the Board has nominated:

● Noam Lockshin ● Christopher L. Conoscenti ● Morris R. Clark	● Alice E. Gould ● Claire R. Harvey ● Gayle L. Burleson	● Jon-Al Duplantier ● Richard K. Stoneburner ● John R. (“J.R.”) Sult

For election as directors to serve until our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) or until their successors are elected and qualified.

To be elected as a director, the nominees must receive a plurality of the votes cast present online or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” each nominee. All such nominees named above have indicated a willingness to serve as directors but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage, or adoption.

The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should serve as our directors.

Biographical information for each nominee is contained in the “Board of Directors’ Nominees” section below.

Vote Required

The election of directors in this proposal requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections. Therefore, it is important that you vote your shares by proxy or online at the Annual Meeting.

Recommendation of the Board

The Board recommends that stockholders vote FOR the proposal to elect each of the nominees.

16    SITIO ROYALTIES CORP.

Board of Directors’ Nominees

The following table provides summary information about each of the director nominees standing for election to the Board for a one-year term expiring on the date of our 2024 Annual Meeting. The nominees for director, each of whom has consented to serve, if elected, are as follows:

			Committee Memberships
Name	Age	Independence	AC	CC	NCGC
Noam Lockshin Chairman of the Board	38
Christopher L. Conoscenti Chief Executive Officer and Director	47
Morris R. Clark Independent Board Member	55
Alice E. Gould Independent Board Member	61
Claire R. Harvey Independent Board Member	43
Gayle L. Burleson Independent Board Member	57
Jon-Al Duplantier Independent Board Member	56
Richard K. Stoneburner Independent Board Member	69
John R. (“J.R.”) Sult Independent Board Member	63

AC – Audit Committee NCGC – Nominating and Corporate Governance Committee	– Member	– Chair

CC – Compensation Committee

Board Snapshot

Independence	Age	Gender

Skills and Experience

2023 PROXY STATEMENT     17

Board of Directors’ Nominees

Director Biographies

Noam Lockshin Chairman of the Board Age: 38 Director since: 2022

■   Joined our Board in June 2022 and serves as the Chairman of the Board.

■   Appointed to the Desert Peak Minerals Inc. board of directors in April 2019.

■   Partner of Kimmeridge Energy Management Company, LLC (“Kimmeridge”) and has been with the firm since its founding in May 2012.

■   Member of the firm’s investment team, and serves in various capacities including research, analysis and diligence of investment opportunities as well as the negotiation and execution of investment strategies.

■   Most recently, Mr. Lockshin led the firm’s investment efforts in the mineral and royalty interests business focused on the Delaware Basin in Texas and New Mexico.

■   Served as a Vice President, Energy Investing for AllianceBernstein Holding L.P., a leading global asset management firm, from July 2010 to May 2012, prior to joining Kimmeridge.

■   Equity Research Associate for E&P at Sanford C. Bernstein & Co. LLC from July 2007 to July 2010.

■   Holds a Bachelor of Arts degree in Mathematics from York University.

Director Qualifications

Mr. Lockshin’s experience covering the E&P industry, his specialized knowledge of the minerals and royalty interests business, history of building successful working relationships with landowners in the Delaware Basin to acquire land, and mineral and royalty interests, and leading the Kimmeridge team that manages those assets, uniquely qualify him to serve as a member of the Board.

Christopher L. Conoscenti Chief Executive Officer and Director Age: 47 Director since: 2022

■   Joined our Board in June 2022.

■   Joined Kimmeridge as the Chief Executive Officer of its mineral and royalty interest business in March 2019 following an 18 year career in oil and gas investment banking, most recently as a Managing Director in the Oil & Gas Investment Banking and Capital Markets Group at Credit Suisse Securities (USA) LLC (“Credit Suisse”) from July 2014 to March 2019.

■   Previously, Mr. Conoscenti worked in Oil & Gas Investment Banking at J.P. Morgan Securities LLC beginning in January 2001 where he served as a Managing Director from May 2012 until his departure in April 2014.

■   His clients at Credit Suisse included large and mid-cap upstream E&P operators and minerals companies.

■   Advised on numerous mergers and acquisition transactions and served as an active bookrunner on equity, equity-linked and debt transactions during his investment banking career.

■   Holds a Bachelor of Arts degree from the University of Notre Dame and a Juris Doctor and a Master of Business Administration from Tulane University.

Director Qualifications Mr. Conoscenti’s significant experience in the oil and gas industry and financial expertise makes him well qualified to serve as a member of the Board.

18    SITIO ROYALTIES CORP.

Board of Directors’ Nominees

Morris R. Clark Independent Board Member Age: 55 Director since: 2022

■   Joined our Board in June 2022

■   Served as Vice President and Treasurer of Marathon Oil Corporation (“Marathon Oil”) from January 2014 to July 2019.

■   Served as Assistant Treasurer of Marathon Oil from 2007 until January 2014.

■   Responsible for managing all treasury related matters, including corporate finance, cash and banking/operations, insurance, pensions, enterprise risk management and credit and counterparty risk.

■   Led financing transactions, including bond and equity issuances, revolving credit and receivables facilities, merger and acquisition financings and major corporate restructurings (public spin-offs) during his tenure.

■   Served as Senior Tax Counsel at Enron North America Corporation, a Tax Attorney at Bracewell LLP in Houston and a Senior Accountant with Touche Ross & Company (Deloitte & Touche) in Los Angeles, prior to joining Marathon Oil.

■   Currently serves as a Director and Chair of the Audit Committee of the Board of Directors of Civitas Resources, Inc. (NYSE: CIVI), a position he has held since January 2021.

■   Previously served as a director and Chair of the Audit Committee of Extraction Oil & Gas (NYSE: XOG) prior to its amalgamation with multiple companies resulting in the formation of Civitas Resources, Inc.

■   Involved with several non-profit and educational boards.

■   Holds a Bachelor of Science degree in Accounting from Southern University, a Juris Doctor from Tulane Law School and a Master of Laws degree (LL.M.) from New York University School of Law.

Director Qualifications

Mr. Clark’s significant experience in the oil and gas industry with multiple public companies will bring extensive financial expertise and proven leadership to the Board. Furthermore, Mr. Clark’s leadership with multiple community based and educational organizations will provide the Board with a welcomed perspective. For example, Mr. Clark has served on the University of St. Thomas Board of Trustees since 2017 (having previously served as Vice-Chair of the Audit & Finance Committee of the University of St. Thomas Board of Trustees).

Alice E. Gould Independent Board Member Age: 61 Director since: 2022

■   Joined our Board in June 2022.

■   Joined the Board of Directors of CorePoint Lodging Inc., a publicly-traded select service lodging real estate investment trust (NYSE: CPLG) spun off from La Quinta Franchising LLC, in 2018 and served on its Compensation and Nominating and Corporate Governance Committees until the sale of the company in May 2022.

■   Former Investment Manager at DUMAC Inc. (“DUMAC”), a professionally staffed investment office controlled by Duke University that managed over $18 billion of endowment and other Duke-related assets, where she worked from 2004 to 2018 and had responsibility for the evaluation, selection and monitoring of energy and natural resources investments.

■   Management consultant assisting senior executives in the technology, pharmaceutical, media and financial industries with strategic initiatives, prior to her role at DUMAC.

■   Worked for ten years at International Business Machines Corporation (NYSE: IBM) (“IBM”) where she managed product development, marketing and business planning.

■   Served on the advisory board of over 20 private equity and real assets partnerships in the U.S. and abroad.

■   Received a Bachelor of Science degree in Engineering from Duke University (magna cum laude) and Master of Business Administration from The Fuqua School of Business at Duke University, where she was a Fuqua Scholar.

Director Qualifications

Ms. Gould’s leadership skills and experience, including serving on another corporate board of directors and its key committees, as well as her asset allocation expertise and significant experience evaluating and monitoring energy and natural resource investments qualify her to serve as a member of the Board.

2023 PROXY STATEMENT    19

Board of Directors’ Nominees

Claire R. Harvey Independent Board Member Age: 43 Director since: 2020

■   Joined our Board in May 2020.

■   Served as a member of and as Chairman of the Falcon Minerals Corporation (“Falcon”) Board from May 2020 through the closing of the business combination with Sitio.

■   Partner of EIV Capital and serves as the CEO of EIV Resources and as the President of ARM Resource Partners.

■   Led Gryphon Oil and Gas, LLC (“Gryphon”), a Blackstone-sponsored company focused on acquiring non-operated interests in the Permian Basin, from May 2019 to August 2020.

■   Made upstream oil and gas investments on behalf of two private equity funds, Pine Brook Partners, LLC from March 2014 to May 2019, and TPH Partners LLC from May 2010 to February 2014, prior to Gryphon.

■   Worked as an investment banker at Lehman Brothers and Barclays plc, primarily focused on corporate finance and mergers and acquisitions for oil and gas companies.

■   Served as a director for Tellurian Inc. (NYSE American: TELL), a global LNG company based in Houston, from December 2021 to January 2023.

■   Earned a Bachelor of Business Administration degree in Finance at Texas A&M University, where she was also a four-year letterman and co-captain for the Texas Aggie Volleyball Team.

■   Earned a Master of Business Administration from the Jones Graduate School of Business at Rice University where she was the Jones Scholar and M.A. Wright Award winner.

Director Qualifications

Ms. Harvey’s current role as partner of an energy focused private equity firm as well as her background in finance and oil and gas mergers and acquisitions makes her well qualified to serve as a member of the Board.

Gayle L. Burleson Independent Board Member Age: 57 Director since: 2022

■   Joined our Board in December 2022.

■   Served as a director of Brigham from January 2022 until our merger with Brigham in December 2022.

■   Serves on the board and on the audit committee and compensation committee of Select Energy Services, Inc. (NYSE: WTTR). Ms. Burleson previously served on the audit committee of privately held Chisholm Energy Holdings, LLC.

■   Most recently with Concho Resources Inc. (“Concho”) (NYSE: CXO) as the Senior Vice President of Business Development and Land and held that position until Concho’s acquisition by ConocoPhillips (NYSE: COP) in January 2021.

■   Employed at Concho in various roles and capacities with ever increasing leadership responsibilities for 15 years.

■   Served in a number of engineering and operations positions with BTA Oil Producers, Mobil Oil Corporation, Parker & Parsley Petroleum Company and Exxon Corporation, prior to joining Concho.

■   Received her B.S. in Chemical Engineering from Texas Tech University.

Director Qualifications Ms. Burleson’s knowledge of the industry, as well as her financial reporting and audit committee experience, qualify her to serve as a member of the Board.

20    SITIO ROYALTIES CORP.

Board of Directors’ Nominees

Jon-Al Duplantier Independent Board Member Age: 56 Director since: 2022

■   Joined our Board in December 2022.

■   Served as a director of Brigham from February 2021 until our merger with Brigham in December 2022.

■   Enjoyed a 25-year career in the oil and gas industry with Conoco Inc., ConocoPhillips and Parker Drilling Company (“Parker Drilling”).

■   Most recently served as Parker Drilling’s President, Rental Tools and Well Services, a position he held from April 2018 until his departure in July 2020.

■   Held a series of executive positions at Parker Drilling where he had responsibility across more than a dozen countries, and his roles included management and oversight of legal affairs, corporate compliance and governance, human resources, environmental, safety and procurement from 2009 to 2018, prior to that role.

■   Parker filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in December 2018.

■   Worked for ConocoPhillips from 2002 to 2009, where he held legal and management roles, prior to joining Parker Drilling.

■   Served in multiple roles of increasing responsibility at Conoco Inc., from 1995 to 2002.

■   Holds a Juris Doctorate from Louisiana State University and a Bachelor of Science degree from Grambling State University.

■   Director of AltaGas Ltd. (TSX: ALA), where he serves on the Governance Committee and the Human Resources and Compensation Committee.

■   Director and member of the Audit Committee and Compensation Committee of Stellar Bancorp, Inc. (NASDAQ: STEL).

Director Qualifications

Mr. Duplantier’s broad experience across commercial, governance and legal aspects of business, along with his professional and leadership experience, qualify him to serve as a member of the Board.

Richard K. Stoneburner Independent Board Member Age: 69 Director since: 2022

■   Joined our Board in December 2022.

■   Served as a director of Brigham from May 2018 until our merger with Brigham in December 2022.

■   Has over 45 years of experience in the oil and gas industry. He currently is owner of Stoneburner Consulting Services.

■   Served as Senior Advisor and Partner with Pine Brook Partners from April 2013 through December 2022.

■   Served as president of the North America Shale Production Division for BHP Billiton Petroleum from 2011 to 2012.

■   Served as president and chief operating officer of Petrohawk Energy Corporation, from 2009 to 2011. He was the company’s chief operating officer from 2007 to 2009 and led their exploration activities as executive vice president of exploration from 2003 to 2007.

■   Began his career as a geologist in 1977 and held positions at Texas Oil and Gas Corp., Weber Energy Corp., Hugoton Energy Corp. and 3TEC Energy Corp. Mr. Stoneburner is non-Executive chairman for Tamboran Resources (ASX: TBN), as well as a director for private upstream companies Pursuit Oil and Gas and Elevation Resources.

■   Formerly served as non-Executive Chairman of Yuma Energy (NYSE: YUMAQ) until 2020. He is an advisor to Ayata, a private company developing oil and gas related AI.

■   Serves on the advisory council of The Jackson School of Geosciences at the University of Texas at Austin, on the visiting committee of the Bureau of Economic Geology at the University of Texas at Austin and is a board member of not-for-profit Switch Energy Alliance.

■   Former board member for not-for-profit Memorial Assistance Ministries and past President and former board member of the Houston Producers Forum.

■   Holds a B.S. in Geological Sciences from the University of Texas at Austin, an M.S. in Geological Sciences from Wichita State University, was a member of the American Association of Petroleum Geologists (“AAPG”) Foundation’s Distinguished Lecturer Series in 2012-2013 and was awarded the Norman Foster Outstanding Explorer of the Year award by the AAPG in 2016.

Director Qualifications Mr. Stoneburner’s management and geologic experience in the energy industry qualify him to serve as a member of the Board.

2023 PROXY STATEMENT    21

Board of Directors’ Nominees

John R. (“J.R.”) Sult Independent Board Member Age: 63 Director since: 2022

■   Joined our Board in December 2022.

■   Served as a director of Brigham from May 2018 until our merger with Brigham in December 2022.

■   Served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation from September 2013 until August 2016.

■   Executive Vice President and Chief Financial Officer of El Paso Corporation (“El Paso”) from March 2010 until May 2012 where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009.

■   Served as Executive Vice President, Chief Financial Officer and director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., from July 2010 until May 2012, where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009.

■   Served as Chief Accounting Officer of El Paso and as Senior Vice President, Chief Financial Officer and Controller of El Paso’s Pipeline Group from November 2005 to November 2009.

■   Served as Vice President and Controller of Halliburton Energy Services, Inc. from August 2004 to October 2005.

■   Managed an independent consulting practice that provided a broad range of finance and accounting advisory services and assistance to public companies in the energy industry.

■   Prior to private practice, was an audit partner with Arthur Andersen LLP.

■   Graduated from Washington & Lee University with a Bachelor of Science with Special Attainments in Commerce.

■   Served on the board of directors of Dynegy, Inc., where he served as the chairman of its audit committee, from October 2012 to April 2018, and joined the board of directors of Vistra Corp. (NYSE: VST), where he currently serves as the chairman of its audit committee, in April 2018 in connection with its acquisition of Dynegy, Inc.

■   Served on the board of directors of Jagged Peak Energy Inc. (NYSE: JAG), from January 2017 until its merger with Parsley Energy Inc. in January 2020, serving as the chairman of its audit committee.

Director Qualifications

Mr. Sult’s experience in executive financial positions with large public companies and significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting qualify him to serve as a member of the Board.

22    SITIO ROYALTIES CORP.

Executive Officers

The following persons are the executive officers of the Company.

Name	Age	Position
Christopher L. Conoscenti	47	Chief Executive Officer
Carrie L. Osicka	45	Chief Financial Officer
Jarret J. Marcoux	41	Executive Vice President of Engineering and Acquisitions
Britton L. James	40	Executive Vice President of Land
A. Dax McDavid	42	Executive Vice President, Corporate Development
Brett S. Riesenfeld	38	Executive Vice President, General Counsel and Secretary

Christopher L. Conoscenti Chief Executive Officer and Director Age: 47

■  Serves as Chief Executive Officer of Sitio.

■  Joined Kimmeridge as the Chief Executive Officer of its mineral and royalty interest business in March 2019 following an 18 year career in oil and gas investment banking, most recently as a Managing Director in the Oil & Gas Investment Banking and Capital Markets Group at Credit Suisse Securities (USA) LLC (“Credit Suisse”) from July 2014 to March 2019.

■  Previously, Mr. Conoscenti worked in Oil & Gas Investment Banking at J.P. Morgan Securities LLC beginning in January 2001 where he served as a Managing Director from May 2012 until his departure in April 2014.

■  His clients at Credit Suisse included large and mid-cap upstream E&P operators and minerals companies.

■  Advised on numerous mergers and acquisition transactions and served as an active bookrunner on equity, equity-linked and debt transactions during his investment banking career.

■  Holds a Bachelor of Arts degree from the University of Notre Dame and a Juris Doctor and a Master of Business Administration from Tulane University.

Carrie L. Osicka Chief Financial Officer Age: 45

■  Serves as Chief Financial Officer of Sitio.

■  Joined Kimmeridge as the Chief Financial Officer of its mineral and royalty interest business in April 2019 following a ten year career at Resolute Energy Corporation, where she served as the Senior Director of Finance from November 2017 to February 2019 and previously as Manager of Business Analytics from November 2010 to October 2017.

■  Focused on strategy, financial planning, analysis and mergers and acquisition transactions while at Resolute Energy Corporation.

■  Holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and Bachelor of Science degree in Accounting from Metropolitan State University.

2023 PROXY STATEMENT    23

Executive Officers

Jarret J. Marcoux Executive Vice President of Engineering and Acquisitions Age: 41

■  Serves as Executive Vice President of Engineering and Acquisitions of Sitio.

■  Joined Kimmeridge in January 2015 as Reservoir Engineer, became Vice President of Reservoir Engineering in September 2015 and Vice President of Engineering and Acquisitions of its mineral and royalty interest business in May 2019. Mr. Marcoux was involved in Kimmeridge’s investments in Arris Petroleum and 299 Resources and the subsequent sale of Kimmeridge’s ownership interests in those companies to PDC Energy.

■  Spent two years at Baker Hughes Company, first consulting on various unconventional plays as a Reservoir Engineer from May 2013 until May 2014, and later held the title of Product Line Manager, overseeing subsurface consulting in the Permian Basin from June 2014 until December 2014.

■  Has eight years of engineering experience working for IBM, Samsung Electronics Co., Ltd. and Advanced Micro Devices, Inc. within the electronics industry.

■  Holds a Master of Engineering from Texas A&M University in Petroleum Engineering as well as a Bachelor of Science degree from the University of Massachusetts Amherst in Chemical Engineering with a secondary major in Economics.

Britton L. James Executive Vice President of Land Age: 40

■  Serves as Executive Vice President of Land of Sitio.

■  Joined Kimmeridge as Vice President of Land of its mineral and royalty interest business in December 2018 following a 12 year career in land management as part of teams covering the Bakken, Delaware Basin, Powder River Basin and several other basins throughout the United States, most recently as a Land Manager for Rockies Resources LLC from June 2018 until November 2018.

■  Previously, an independent land consultant for multiple upstream companies from March 2018 until June 2018, and a Managing Partner, Vice President-Land and member of the Board of Directors for Clear Creek E&P, LLC from January 2017 until its sale in February 2018.

■  Land Manager for Arris Petroleum Corporation from May 2015 until its sale to PDC Energy, Inc. in December 2016, Senior Landman for American Eagle Energy Corporation from January 2012 until May 2015, and Senior Landman for Whiting Petroleum Corporation for over five years.

■  Involved in Kimmeridge’s investment in 299 Resources LLC until its sale to PDC Energy.

■  Advised on acquisitions/divestitures, grassroots leasing, managing drilling programs and all other facets of land management during his career.

■  Served as a Non-Commissioned Officer in the Colorado Army National Guard for six years in addition to his career in oil and gas.

■  Holds a Bachelor of Science degree in Business from the University of Montana.

24    SITIO ROYALTIES CORP.

Executive Officers

A. Dax McDavid Executive Vice President, Corporate Development Age: 42

■  Serves as Executive Vice President of Corporate Development of Sitio.

■  Served as Senior VP of Exploration for Brigham Minerals, where he held positions of increasing responsibility since February of 2013, prior to Sitio.

■  Focused his geologic efforts in the Midland, Delaware and Williston Basins, while also leading mineral and prospect evaluations in the Eagle Ford Shale play. In 2003, Mr. McDavid began his career while at Brigham.

■  Began career as a Petroleum Geologist for Stalker Energy, L.P., an independent oil and gas exploration and development company located in Austin, Texas.

■  As an onshore exploration and development geologist for Stalker, he was a key player in several new field discoveries and field redevelopment projects in Louisiana, the Fort Worth Basin and along the Texas Gulf Coast.

■  Earned a Bachelor of Arts degree in Geology (2003) as well as a Master of Arts degree in Petroleum Geology (2006) both from the Jackson School of Geosciences at The University of Texas at Austin.

■  Actively engaged alumnus of the Jackson School, serving as a member of the Jackson School of Geosciences Friends and Alumni Network (FAN) Board from 2008-2015 and serving as the FAN’s Board President in 2014 and 2015.

■  An active member of the American Association of Petroleum Geologists serving as a member of the AAPG Trustee Associates for the AAPG Foundation.

Brett S. Riesenfeld Executive Vice President, General Counsel and Secretary Age: 38

■  Serves as Executive Vice President, General Counsel and Secretary of Sitio.

■  Joined Kimmeridge as the General Counsel of its mineral and royalty interest business in June 2019.

■  Served as an attorney at Vinson & Elkins, L.L.P., from October 2010 to June 2019.

■  Represented public and private companies in capital markets offerings and mergers and acquisitions, primarily in the oil and natural gas industry while at Vinson & Elkins, L.L.P.

■  Holds a Bachelor of Arts degree from The University of Texas and a Juris Doctor from The University of Texas School of Law.

2023 PROXY STATEMENT    25

Corporate Governance Matters

Corporate Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics (the “Corporate Code of Business Conduct and Ethics”) that applies to all directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Corporate Code of Business Conduct and Ethics is to promote honest and ethical conduct in our business operations, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. Any waiver of this code may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. The Corporate Code of Business Conduct and Ethics is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines are available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Board Composition

The number of members of our Board will be fixed from time to time exclusively by resolution of the Board, pursuant to the Company’s Restated Certificate of Incorporation and Bylaws (as amended from time to time) and subject to the terms of the Director Designation Agreement the Company entered into with certain of its stockholders. Currently, the number of directors comprising our Board is set at nine. In accordance with the Restated Certificate of Incorporation, at each annual meeting of stockholders, each director will be elected for a term expiring at the next annual meeting. Moreover, pursuant to the Corporate Governance Guidelines, there are seven-year term limits for non-management directors. The Nominating and Corporate Governance Committee is responsible for reviewing the advisability or need for any changes in the number and composition of the Board.

Pursuant to a support agreement executed in connection with the Brigham Merger, Kimmeridge has agreed to vote in favor of the election of the four former directors of Brigham designated by Brigham to be nominated as directors at the Annual Meeting. These nominees are Gayle L. Burleson, Jon-Al Duplantier, Richard K. Stoneburner and John R. (“J.R.”) Sult.

Director Independence

As a public company, we are subject to various requirements of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the Board and certain committees meet applicable standards of independence. Our Board may increase the number of directorships to ensure that our Board includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.

In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, diversity, skills and expertise that are likely to enhance the Board’s ability to oversee the Company’s affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties. Our Board has determined that, with the exception of Mr. Conoscenti, all of our director nominees are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each independent director has no material relationship with the Company.

Leadership Structure of the Board

The Bylaws and Corporate Governance Guidelines provide the Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Effective December 2022, the two positions are separate; Mr. Lockshin serves as our Chairman of the Board and Mr. Conoscenti serves as a director and our Chief Executive Officer. When the position of Chairman is not held by an independent director, a Lead Independent Director will be designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee.

26    SITIO ROYALTIES CORP.

Corporate Governance Matters

The Chairman of the Board establishes the agenda for each Board meeting. Each director is free to suggest the inclusion of items on the agenda and to raise any Board meeting subjects that are not on the agenda for a given meeting. Non-management directors have regularly scheduled meetings in executive sessions. Such executive sessions are presided over by a director chosen by the Board based on the recommendation of the Nominating and Corporate Governance Committee. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.

The Board has concluded that our current leadership structure is appropriate at this time and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.

Board of Directors
The Board is responsible for monitoring and assessing strategic risk exposure.

Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee

●  Discusses with management the Company’s guidelines and policies related to risk management, including exposure to financial risk, commodity price risk and cybersecurity risk.

●  Monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

● Assesses risks related to the Company's compensation policies and programs. ● Oversees the Company's trading, anti-hedging and pledging policies applicable to executive officers and directors.

●  Reviews management's monitoring of compliance programs and the Corporate Code of Business Conduct and Ethics.

●  Evaluates the adequacy of the Corporate Governance Guidelines in light of changing corporate governance trends and regulations.

Management

●  Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company.

●  Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

2023 PROXY STATEMENT    27

Corporate Governance Matters

Committees of the Board of Directors

We have an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee of the Board and may have such other committees as the Board shall determine from time to time. Each of the standing committees of the Board have the composition and responsibilities described below.

Each of these committees has a charter, which, along with our Corporate Code of Business Conduct and Ethics are available in the Investor Relations section under the “Governance Documents” tab on our website https://investors.sitio.com and stockholders may obtain printed copies, free of charge, by sending a written request to Sitio Royalties Corp., 1401 Lawrence Street, Suite 1750, Denver, CO 80202; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this Proxy Statement or any other report we may file with the SEC.

Audit Committee

Members:

Morris R. Clark (Chair)
Claire R. Harvey
John R. (“J.R.”) Sult

Meetings in 2022:

3

Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Charter” that is posted in the Investor Relations section under the “Governance Documents” tab on the Company’s website at https://investors.sitio.com.

Principal Responsibilities ● The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements.

Our Board has affirmatively determined that each of Mr. Clark, Mr. Sult and Ms. Harvey meets the definition of “independent director” for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also determined that each of Mr. Clark, Mr. Sult and Ms. Harvey qualifies as an “audit committee financial expert” as defined by SEC rules. Each of Mr. Clark, Mr. Sult and Ms. Harvey has been determined by our Board to be financially literate and to have accounting or related financial management expertise. For more information about the responsibilities of the Audit Committee, please see “Report of the Audit Committee of the Board of Directors.”

During the year ended December 31, 2022, the Audit Committee initially consisted of Steven R. Jones, William D. Anderson and Claire Harvey, with Mr. Jones serving as committee chair. On June 7, 2022, our predecessor Sitio Royalties Corp. (formerly known as Falcon Minerals Corporation, now known as STR Sub Inc.) consummated a merger transaction (the “Falcon Merger”) with Sitio Royalties Operating Partnership, LP (formerly known as Falcon Minerals Operating Partnership, LP) (“Sitio OpCo”), Ferrari Merger Sub A LLC (“Merger Sub”) and DPM HoldCo, LLC (“Desert Peak”), pursuant to which Merger Sub merged with and into Desert Peak with Desert Peak continuing as the surviving entity and a wholly-owned subsidiary of Sitio OpCo. As a result of the Falcon Merger, Mr. Anderson ceased serving on the Audit Committee. In connection with the resignation of Mr. Anderson, Mr. Clark joined the committee. The committee then consisted of Mr. Clark, Ms. Harvey and Mr. Jones, with Mr. Clark serving as committee chair. On December 29, 2022, Sitio consummated a merger transaction (the “Brigham Merger”) with Brigham and our predecessor, pursuant to which our predecessor and Brigham became wholly-owned subsidiaries of Sitio. As a result of the Brigham Merger, Mr. Jones ceased serving on the Audit Committee. In connection with the resignation of Mr. Jones, Mr. Sult joined the committee.

28    SITIO ROYALTIES CORP.

Corporate Governance Matters

Compensation Committee

Members:

Alice E. Gould (Chair)
Noam Lockshin
Gayle Burleson
Jon-Al Duplantier

Meetings in 2022:

2

The Compensation Committee’s duties are discussed in detail in the “Compensation Committee Charter” that is posted in the Investor Relations section under the “Governance Documents” tab on the Company’s website at https://investors.sitio.com.

Principal Responsibilities

●  Oversee the Company’s overall compensation philosophy that applies to all Company employees;

●  Review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;

●  Otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

●  Perform such other functions as the Board may assign to the Compensation Committee from time to time

Our Board has affirmatively determined that each of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier meets the definition of “independent director” in accordance with NYSE listing standards, including the heightened independence requirements applicable to Compensation Committee members. Each of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier qualifies as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

During the year ended December 31, 2022, the Compensation Committee initially consisted of Adam Jenkins, Erik Belz and Ms. Harvey, with Mr. Belz serving as committee chair. As a result of the Falcon Merger, Mr. Jenkins, Mr. Belz and Ms. Harvey ceased serving on the Compensation Committee. In connection with the resignations of Mr. Jenkins, Mr. Belz and Ms. Harvey, Ms. Gould, Mr. Jones and Allen Li joined the Compensation Committee, with Ms. Gould serving as committee chair. As a result of the Brigham Merger, Mr. Jones and Mr. Li ceased serving on the Compensation Committee. In connection with the resignations of Mr. Jones and Mr. Li, Mr. Lockshin, Ms. Burleson and Mr. Duplantier joined the committee.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq, as well as the NYSE listing rules following the listing transfer described above, and the SEC.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. For more information, please see “Compensation Discussion and Analysis.”

2023 PROXY STATEMENT    29

Corporate Governance Matters

Nominating and Corporate Governance Committee

Members:

John R. (“J.R.”) Sult (Chair)
Claire R. Harvey
Richard K. Stoneburner

Meetings in 2022:

2

Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the “Corporate Governance Guidelines” and “Identification of Director Candidates” sections included herein and in the “Nominating and Corporate Governance Committee Charter” that is posted in the Investor Relations section under the “Governance Documents” tab on the Company’s website at https://investors.sitio.com.

Principal Responsibilities

●  Assists our Board in identifying, evaluating, and recommending potential qualified nominees to serve as members of our Board, recommending committee members and structure and advising our Board about corporate governance processes and practices.

●  Assists in advising our Board with support for Sitio’s sustainability efforts and providing oversight of our environmental, social and governance (ESG) initiatives, as discussed below.

Our Board has affirmatively determined that each of Mr. Sult, Ms. Harvey and Mr. Stoneburner meets the definition of “independent director” in accordance with NYSE listing standards.

During the year ended December 31, 2022, the Nominating and Corporate Governance Committee initially consisted of Mark Henle, Alan Hirschberg, Mr. Jenkins and Mr. Jones, with Mr. Henle serving as committee chair. As a result of the Falcon Merger, Mr. Henle, Mr. Hirschberg and Mr. Jenkins ceased serving on the committee. Immediately following the completion of the Falcon Merger, the Nominating and Corporate Governance Committee consisted of Mr. Lockshin, Ms. Harvey, and Mr. Li, with Mr. Lockshin serving as committee chair. As a result of the Brigham Merger, Mr. Li and Mr. Lockshin ceased serving on the Nominating and Corporate Governance Committee. In connection with the resignations of Mr. Li and Mr. Lockshin from the committee, Mr. Sult and Mr. Stoneburner joined.

30    SITIO ROYALTIES CORP.

Corporate Governance Matters

Identification of Director Candidates

It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meetings of stockholders, as well as to fill vacancies or additions on our Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. minerals and royalties company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on our Board for a sustained period. The Board and the Nominating and Corporate Governance Committee are also committed to providing investors with disclosure concerning the backgrounds, skills and qualifications of our directors. We have found that the diversity and strength of our directors’ professional and leadership experience allows for open and robust dialog and enhances the Board’s decision-making ability.

The Board and the Nominating and Corporate Governance Committee have reflected in the charter of the Nominating and Corporate Governance Committee our commitment to consider diversity in professional experience, skills and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board’s composition. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating and Corporate Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Corporate Governance Committee will continue to seek opportunities to enhance this diversity and does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.

Submission of Stockholder Proposals for the 2024 Annual Meeting

For any proposal to be considered for inclusion in our proxy statement and proxy card for submission to the stockholders at the 2024 Annual Meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 calendar days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Secretary of the Company at the principal executive office at 1401 Lawrence Street, Suite 1750, Denver, CO 80202, no later than December 2, 2023; however, if we hold the 2024 Annual Meeting more than 30 calendar days before or after the anniversary of this year’s meeting, such proposals will be due within a “reasonable time” before we begin to print and send the proxy materials for the 2024 Annual Meeting.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. A stockholder’s notice to the Secretary with respect to such business, to be timely, must

2023 PROXY STATEMENT    31

Corporate Governance Matters

be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. Accordingly, for our 2024 Annual Meeting, assuming the meeting is held on or about May 16, 2024, and if we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 15, 2024 and no earlier than the close of business on January 17, 2024. Nominations and proposals also must satisfy other requirements set forth in our Bylaws.

In the case of nominations, in addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice which sets forth the information required by Rule 14a-19 of the Exchange Act (“Rule 14a-19”), and such notice must be received no later than the earlier of the time provided in our Bylaws or the time provided in Rule 14a-19. Thus, for our 2024 Annual Meeting, assuming the meeting is held on or about May 16, 2024, such stockholders must provide proper written notice that sets forth all of the information required by Rule 14a-19 to our principal executive office between January 17, 2024 and February 15, 2024. However, if the Board or the Chair of the Annual Meeting determines that any stockholder proposal was not made in accordance with the foregoing provisions, such proposal shall not be presented for action at the Annual Meeting.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

During 2022, the Board held 13 meetings, and each of the Company’s continuing directors who was then-serving attended or participated in at least 75% of all regularly scheduled meetings of our Board and committees of which he/she was a member. All then-current directors attended the Company’s 2022 Special Meeting (in lieu of an Annual Meeting) of Stockholders held on June 3, 2022. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory.

Stockholder and Interested Party Communications with the Board of Directors

We believe that regular stockholder engagement is essential to our Company’s success, and welcome all communication from stockholders. Should stockholders and interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 1401 Lawrence Street, Suite 1750, Denver, CO 80202. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “STR Stockholder — Board Communication” or “STR Stockholder — Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company’s General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier. None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal year 2022 or was formerly an officer or employee of the Company. During fiscal year 2022, no member of our Board was an executive officer of a company at which one of our executive officers served as a member of the board of directors or compensation committee.

32    SITIO ROYALTIES CORP.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2023 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Sitio Royalties Corp. 1401 Lawrence Street, Suite 1750, Denver, CO 80202. The percentages are based on 80,183,812 shares of Class A common stock and 74,340,735 shares of Class C common stock outstanding as of March 24, 2023.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)(2)
	Class A Common Stock		Class C Common Stock		Combined Voting Power(3)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
Blackstone(4)	—	—	20,095,233	27.0%	20,095,233	13.0%
Source Energy Partners, LLC(5)	10,431	*	12,935,120	17.4%	12,945,551	8.4%
Kimmeridge(6)	—	—	36,495,520	49.1%	36,495,520	23.6%
Adage(7)	4,102,835	5.1%	—	—	4,102,835	2.7%
Vanguard(8)	5,776,816	7.6%	—	—	5,776,816	3.7%
BlackRock(9)	5,266,522	6.6%	—	—	5,266,522	3.4%
Directors, Director Nominees and Named Executive Officers:
Noam Lockshin(10)	5,216	*	—	—	5,216	*
Christopher L. Conoscenti	12,500	*	92,858	*	105,358	*
Morris R. Clark(10)	5,216	*	—	—	5,216	*
Alice E. Gould(11)	7,708	*	—	—	7,708	*
Claire R. Harvey(12)	22,854	*	—	—	22,854	*
Gayle L. Burleson	8,389	*	—	—	8,389	*
Jon-Al Duplantier	17,334	*	—	—	17,334	*
Richard K. Stoneburner	—	—	—	—	—	—
John R. (“J.R.”) Sult	64,349	*	—	—	64,349	*
Carrie L. Osicka	—	—	60,186	*	60,186	*
Jarret J. Marcoux	—	—	52,161	*	52,161	*
Britton L. James	—	—	52,161	*	52,161	*
Brett S. Riesenfeld	—	—	52,161	*	52,161	*
Bryan C. Gunderson	—	—	—	—	—	—
Matthew B. Ockwood	13,500	*	—	—	13,500	*
All Executive Officers, Directors and Director Nominees as a Group (16 persons)	319,839	*	411,533	*	731,372	*

*	Less than 1%.
(1)	Pursuant to Rule 13d-3 promulgated under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	Subject to the terms of the Second Amended and Restated Agreement of Limited Partnership of Sitio OpCo, holders of limited partnership interest units (“OpCo Units”) in Sitio OpCo (other than Sitio) generally have the right to redeem all or a portion of their OpCo Units (together with a corresponding number of shares of Class C common stock) for Class A common stock at a ratio of one share of Class A common stock for each OpCo Unit (and corresponding share of Class C common stock).Sitio has the option to deliver cash in lieu of shares of Class A common stock upon exercise by a holder of OpCo Units.
(3)	This column reflects the combined voting power of the Class A common stock and Class C common stock held by each identified stockholder as of March 24, 2023. Consideration Allocation Rights represent the right to receive shares of Class A common stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation Rights are

2023 PROXY STATEMENT    33

Security Ownership of Certain Beneficial Owners and Management

not entitled to vote or dispose of the Class A common stock underlying such rights unless such Class A common stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A common stock underlying such rights, such shares were not included when calculating a holder’s combined voting power.
(4)	Reported shares include (i) 8,637,727 shares of Class C common stock held by BX Royal Aggregator LP and (ii) 11,457,506 shares of Class C common stock, including those underlying the rights of certain stockholders to receive one shares of Class C common stock and one unit of Sitio OpCo for each restricted security forfeited (each such right, an “Allocation Right”), held by RRR Aggregator LLC (“RRR Aggregator”). The Class C common stock held by RRR Aggregator represents 11,400,218 units of Sitio OpCo and an equal number of shares of Class C common stock previously held directly by Rock Ridge Royalty Company LLC (“Rock Ridge”) that were distributed to RRR Aggregator in a distribution, which are convertible, as a unit, into an equal number of shares of Class A common stock. Includes 57,288 shares of Class C common stock underlying the Allocation Rights previously held directly by Rock Ridge that were in part assigned to RRR Aggregator. BCP VI/BEP Holdings Manager L.L.C. is the general partner of BX Royal Aggregator LP. Blackstone Energy Management Associates L.L.C. and Blackstone Management Associates VI L.L.C. are the managing members of BCP VI/BEP Holdings Manager L.L.C. Blackstone EMA L.L.C. is the sole member of Blackstone Energy Management Associates L.L.C. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BX Primexx Topco LLC is the sole member of RRR Aggregator. BCP VII/BEP II Holdings Manager L.L.C. is the managing member of BX Primexx Topco LLC. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C., Blackstone EMA L.L.C., BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. (“Blackstone”) is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Securities Partners L.P., an affiliate of Blackstone, identifies as a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by Blackstone and its affiliates. Blackstone Securities Partners L.P. is not involved in this transaction. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Adam Jenkins and Mark Henle, each an employee of an affiliate of BX Royal Aggregator LP and RRR Aggregator, and Erik Belz, a former employee of an affiliate of BX Royal Aggregator LP and RRR Aggregator, previously served on the board of directors of Falcon Minerals Corporation, our predecessor. Additionally, Alan Hirshberg, a senior advisor of an affiliate of BX Royal Aggregator LP and RRR Aggregator, previously served on the board of directors of Falcon Minerals Corporation, our predecessor. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(5)	Reported shares include 12,935,120 shares of Class C common stock (including those underlying the Allocation Rights) held by Source Energy Partners, LLC (“Source Energy”). Also includes 10,431 shares of Class A common stock held by OCM FIE, LLC. Oaktree Capital Management, L.P. (“OCMP LP”) is the managing member of OCM FIE, LLC. Oaktree Capital Management GP, LLC (“Management GP”) is the general partner of OCMP LP. Atlas OCM Holdings, LLC, is the sole managing member of Management GP. OCM Source Holdings, L.P. (“OCM Source”) is the sole owner of Series A Units of Source Energy. Oaktree Fund GP, LLC (“Fund GP”) is the general partner of OCM Source. Oaktree Fund GP I, L.P. (“Fund GP I”) is the managing member of Fund GP. Oaktree Capital I, L.P. (“Capital I”), is the general partner of Fund GP I. OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I. Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I. Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings. Oaktree Capital Group Holdings GP, LLC is the indirect owner of the class B units of OCG. Brookfield Corporation (f/k/a Brookfield Asset Management Inc.) (“BAM”), as the indirect owner of the class A units of OCG, has the ability to appoint and remove certain directors of OCG. BAM Partners Trust, as the sole owner of Class B Limited Voting Shares of BAM, has the ability to appoint and remove certain directors of BAM. OCM FIE, LLC is an affiliate of OCM investments, LLC and Brookfield Oaktree Wealth Solutions LLC, each of which is a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by Oaktree Capital Management, L.P. and its affiliates. Neither such broker-dealer is involved in this transaction. Allen Li, a Senior Vice President at Oaktree Capital Management, L.P., was a director at Sitio (f/k/a Falcon Minerals Corporation) from June 2022 to December 29, 2022. Mr. Li was also a director at Desert Peak, which merged into Falcon Minerals Corporation, since August 2021. The address of each of the persons identified in this note is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(6)	Reported shares include (i) 32,390,232 shares of Class C common stock (including those underlying the Allocation Rights) held by KMF DPM HoldCo, LLC and (ii) 4,288,682 shares of Class C common stock (including those underlying the Allocation Rights) held by Chambers DPM HoldCo, LLC. Kimmeridge, a Delaware limited liability company, is the investment adviser to the ultimate parent company of KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC. Kimmeridge is party to certain agreements with the Company and its predecessor. Kimmeridge is managed by a board of managers, each of whom is a Managing Member, consisting of Benjamin Dell, Henry Makansi, Neil McMahon, Noam Lockshin, Alexander Inkster, Neda Jafar and Denis Laloy. Mr. Lockshin currently serves on our Board. The address of each of the persons identified in this note is 412 West 15th Street—11th Floor, New York, New York 10011.
(7)	Based on Schedule 13G filed February 9, 2023, reported shares consist of 4,102,835 shares of Class C common stock held by Adage Capital Partners, L.P., a Delaware limited partnership (“ACP”). Adage Capital Partners GP, L.L.C., a limited liability company organized under the laws of the State of Delaware (“ACPGP”), is general partner of ACP with respect to the Class A common stock directly owned by ACP. Adage Capital Advisors, L.L.C., a limited liability company organized under the laws of the State of Delaware (“ACA”), is managing member of ACPGP, general partner of ACP, with respect to the Class A common stock directly owned by ACP. Robert Atchinson, is managing member of ACA, managing member of ACPGP, general partner of ACP with respect to the Class A common stock directly owned by ACP, and Phillip Gross, as managing member of ACA, managing member of ACPGP, general partner of ACP with respect to the Class A common stock directly owned by ACP. The address of the business office of each of the persons identified in this note is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(8)	Based on Schedule 13G filed February 9, 2023, the Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The address of the business office of each of the persons identified in this note is 100 Vanguard Blvd., Malvern, PA 19355.
(9)	Based on Schedule 13G file February 14, 2023, reported shares consist of 5,266,522 shares of Class A common stock held by BlackRock, Inc. The address of the person identified in this note is 55 East 52nd Street, New York, NY 10055.
(10)	Reporting person beneficially owns 10,431 deferred share units granted pursuant to Sitio’s Long-Term Incentive Plan (the “Sitio LTIP”). Such deferred share units vest in four equal quarterly installments over the one-year period following June 7, 2022, subject to the reporting person’s continuous service through each such date, and 5,216 deferred share units are vested as of the date of this Proxy Statement.
(11)	Reporting person beneficially owns (i) 2,492 shares of Class A common stock and (ii) 10,431 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following June 7, 2022, subject to the reporting person’s continuous service through each such date, and 5,216 deferred share units are vested as of the date of this Proxy Statement.
(12)	Reporting person beneficially owns (i) 17,638 shares of Class A common stock and (ii) 10,431 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following June 7, 2022, subject to the reporting person’s continuous service through each such date, and 5,216 deferred share units are vested as of the date of this Proxy Statement.

34    SITIO ROYALTIES CORP.

Certain Relationships and Interested Transactions

Policies and Procedures for Review of Interested Transactions

As part of our commitment to good governance, the Board and Audit Committee review potential conflicts of interest to ensure they do decisions are being made with the best interest of the Company in mind. We define an “Interested Transaction” is a transaction, arrangement, or relationship in which we are or will be a participant, the amount of which involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. A “Related Person” means:

●	a director or director nominee of the Company;
●	a senior officer of the Company, which, among others, includes each vice president and officer of the Company that is subject to reporting under Section 16 of the Securities Exchange Act of 1934, as amended;
●	a stockholder (together with any of its controlling or controlled affiliates) owning more than 5% of any class of the Company’s voting stock (together, a “5% Stockholder”);
●	a person who is an immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, senior officer or 5% Stockholder and any person (other than a tenant or employee) sharing the household of the director, director nominee, senior officer or 5% Stockholder; or
●	an entity that is owned or controlled by someone listed above, an entity in which someone listed above has a substantial ownership interest or control of the entity, or an entity in which someone listed above is an executive officer or general partner, or holds a similar position.

Our Board adopted the written Related Persons Transaction Policy of our predecessor, effective as of the December 29, 2022. Pursuant to this policy, our Audit Committee will review all material facts of all Interested Transactions and either approve or disapprove entry into the Interested Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into an Interested Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Interested Transaction is material to the Company. Further, the policy will require that all Interested Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Sitio OpCo Partnership Agreement

On June 7, 2022, the Company entered into the Second Amended and Restated Agreement of Limited Partnership of Sitio OpCo (as amended, the “Partnership Agreement”). The Partnership Agreement provides that, subject to certain restrictions, each holder of limited partnership interests in Sitio OpCo (“OpCo Units”) generally has the right to cause Sitio OpCo to redeem all or a portion of its OpCo Units in exchange for shares of Class A common stock on a one-for-one basis or, if either we or Sitio OpCo so elect, cash. In connection with such redemption of OpCo Units, a corresponding number of shares of Class C common stock will be cancelled.

The Partnership Agreement additionally provides that, on the exercise by a holder of OpCo Units to redeem such OpCo Units, Sitio OpCo will be entitled to settle any such redemption by delivering to the redeeming limited partner, in lieu of shares of the Class A common stock, an amount of cash equal to: (a) other than in the case of clause (b), if the Class A common stock trades on a securities exchange or automated or electronic quotation system, the product of (i) the number of shares of the Class A common stock that would have been received in such redemption and (ii) the volume-weighted average price per share of the Class A common stock for the five consecutive full trading days immediately prior to the delivery of the notice of redemption; (b) if the redemption is in connection with an underwritten offering to the public equity securities of the Company pursuant to a registration statement, the product of (i) the number of shares of Class A common stock that would have been received in such redemption and (ii) the price per share of Class A common stock sold in such public offering (reduced by the amount of any discount associated with such share of Class A common stock); or (c) if the Class A common stock no longer trades on a securities exchange or automated or electronic quotation system, the product of (i) the number of shares of Class A common stock that would have been received in such redemption and (ii) the fair market value of one share of Class A common stock as determined in good faith by the general partner of Sitio OpCo.

2023 PROXY STATEMENT    35

Certain Relationships and Interested Transactions

Registration Rights Agreements for the Benefit of the Registration Rights Holders

Pursuant to that certain Registration Rights Agreement, dated as of August 23, 2018 (the “2018 RRA”), by and among our predecessor and the other parties thereto, our predecessor agreed to register for resale under the Securities Act of 1933 (as amended, the “Securities Act”), all or any portion of the shares of Class A common stock that such parties held on the date thereof and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Such holders are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million. Such holders also have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The foregoing description of the 2018 RRA is a summary only and is qualified in its entirety by reference to the 2018 RRA, a copy of which was filed with the SEC on August 29, 2018 as Exhibit 4.2 to Falcon’s Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to that certain Registration Rights Agreement, dated as of January 11, 2022 (the “January 2022 RRA”), by and among our predecessor and the other parties thereto, our predecessor agreed to register for resale, pursuant to Rule 415 of the Securities Act, certain shares of our Class A common stock held by certain selling stockholders, including any shares of Class A common stock issued or issuable upon the redemption of certain shares of Class C common stock and OpCo Units held by such selling stockholders. Additionally, such selling stockholders received certain piggyback rights to participate in underwritten offerings of the Company, subject to customary exceptions, and to demand certain underwritten offerings. The foregoing description of the January 2022 RRA is a summary only and is qualified in its entirety by reference to the January 2022 RRA, a copy of which was filed with the SEC on January 12, 2022 as Exhibit 10.2 to Falcon’s Current Report on Form 8-K and is incorporated herein by reference.

In connection with the completion of the Brigham Merger, we entered into that certain Registration Rights Agreement, dated as of December 29, 2022 (the “December 2022 RRA”), by and among us and the other parties thereto. The December 2022 RRA provides that, subject to the terms and conditions thereof, we will register for resale, pursuant to a registration statement filed pursuant to Rule 415 of the Securities Act, shares of our Class A common stock held by certain selling stockholders from time to time, including any shares of Class A common stock issued or issuable upon the redemption of OpCo Units held by such selling stockholders. Additionally, such selling stockholders received certain piggyback rights to participate in underwritten offerings of the Company, subject to customary exceptions, and to demand certain underwritten offerings. The foregoing description of the December 2022 RRA is a summary only and is qualified in its entirety by reference to the December 2022 RRA, a copy of which was filed with the SEC on December 29, 2022 as Exhibit 10.1 to our Current Report on Form 8-K and is incorporated herein by reference.

Director Designation Agreement

On January 11, 2022, in connection with the execution of the merger agreement contemplating the Falcon Merger, Sitio's predecessor entered into that certain Director Designation Agreement (the “Director Designation Agreement”) with Chambers DPM HoldCo, LLC, KMF DPM HoldCo, LLC, Source Energy Leasehold, LP, Permian Mineral Acquisitions, LP, Rock Ridge Royalty Company, LLC and Royal Resources L.P. (collectively, the "Sponsors"). On April 13, 2022, Rock Ridge Royalty Company and Royal Resources L.P. executed a waiver pursuant to which they irrevocably waived their rights to designate a nominee for election to the Board pursuant to the Director Designation Agreement.

At the closing of the Brigham Merger, the Company, its predecessor, and the Sponsors entered into an Assignment, Assumption and Amendment Agreement to the Director Designation Agreement. Pursuant to the Director Designation Agreement, as amended, the Sponsors may designate nominees to be included in the slate of nominees recommended by the Board so long as they continue to beneficially own sufficient common stock in the Company in accordance with the terms of the Director Designation Agreement.

One director nominee, Noam Lockshin, has been designated pursuant to the amended Director Designation Agreement this year.

Support Agreement with Kimmeridge

Immediately following the execution of the merger agreement contemplating the Brigham Merger on September 6, 2022, Kimmeridge and certain other stockholders executed and delivered support agreements to Sitio’s predecessor and Brigham.

Pursuant to the support agreement with Kimmeridge, Kimmeridge has agreed to vote in favor of the election of the four former directors of Brigham designated by Brigham to be nominated as directors at the Annual Meeting. These nominees are Gayle L. Burleson, Jon-Al Duplantier, Richard K. Stoneburner and John R. (“J.R.”) Sult.

36    SITIO ROYALTIES CORP.

Historical Transactions with Related Parties

Desert Peak’s predecessor, Kimmeridge Mineral Fund, LP, was founded by Kimmeridge.

Predecessor Management Fees

Kimmeridge Mineral Fund, LP entered into a management services arrangement with Kimmeridge. For the fiscal year ended December 31, 2022, Kimmeridge earned and was paid approximately $3.2 million in management fees relating to management services. This arrangement terminated in connection with the Falcon Merger.

Delinquent Section 16(A) Reports

Under U.S. securities laws, directors, executive officers and persons holding more than 10% of our common stock must report their initial ownership of common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports, and we must identify in this Proxy Statement those persons who did not file such reports when due.

Based solely upon a review of Forms 3 and 4 and any amendments furnished to us during our fiscal year ended December 31, 2022, and Forms 5 and any amendments furnished to us with respect to the same year, other than as listed below, we believe that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

On August 17, 2022, OCM Fie, LLC acquired shares of Class A common stock granted in respect of Allen Li under Sitio Royalties Corp. Long-Term Incentive Plan (the “Sitio LTIP”) and failed to file, on a timely basis, the report on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transaction. The Form 4 required to be filed by OCM Fie, LLC in connection with such transaction was filed on August 23, 2022.

2023 PROXY STATEMENT    37

PROPOSAL 2

Non-Binding Advisory Vote to Approve Company’s Compensation of Named Executive Officers

Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our named executive officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through base salaries, the opportunity to earn annual performance-based and long-term equity incentive awards. Oriented around alignment with stockholders, our executive compensation program is designed to promote our long-term growth by providing for a significant upside in compensation for our executive officers when our stockholders do well, and a significant downside when Company performance is below threshold levels. Our compensation plan is specifically designed to avoid the common compensation issue in the oil and natural gas industry, where management is rewarded while stockholders suffer poor returns. Accordingly, as further explained herein, our compensation plan places a high proportion of management’s compensation at risk based on the Company’s actual performance. The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the tabular and narrative disclosure set forth in the Proxy Statement, including under “Compensation Discussion and Analysis.”

The Say-on-Pay Vote is advisory, and therefore not binding on the Company or the Board and will not overrule any decisions made by the Board and will not require the Board to take any specific action. Nevertheless, the vote will provide information to the Board regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation going forward.

Vote Required

The approval, on a non-binding basis, of the compensation of our named executive officers as reported in this proposal requires the affirmative vote of the majority of the shares present online or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” will have no legal effect on this proposal.

As an advisory vote, this proposal is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. To the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board

The Board recommends that stockholders vote FOR the non-binding proposal to approve the compensation of our named executive officers.

38    SITIO ROYALTIES CORP.

PROPOSAL 3

Non-Binding Advisory Vote to Approve Frequency of Stockholder Votes on Compensation

We are asking our stockholders to cast a non-binding advisory vote on how often we should include a Say-on-Pay Vote at future annual meetings of stockholders. Stockholders may vote to request the Say-on-Pay Vote every year, every two years or every three years, or may abstain from voting.

The Board believes that the Say-on-Pay Vote should be conducted every year so that our stockholders may provide us with more frequent feedback on our compensation philosophy, policies and practices, as disclosed in our proxy statement each year. This determination was based upon the premise that compensation for named executive officers is evaluated, adjusted and approved on an annual basis by our Compensation Committee, although we look to both short-term and long-term business outcomes. Our Compensation Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation, along with other relevant factors.

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the frequency option of one year, two years or three years, or choosing to abstain from voting, when you vote in response to this proposal.

As an advisory vote, this proposal is not binding upon the Board. The Board will review the voting results and will consider the option that receives the most votes in determining the frequency of future Say-on-Pay Votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may, in the future, decide to conduct Say-on-Pay Votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs.

Vote Required

Generally, the affirmative vote of a majority of the shares of our common stock present online or by proxy at the meeting and entitled to vote on the matter. However, because this proposal has three possible substantive responses, if none of the frequency alternatives receives a majority vote, the outcome of this non-binding advisory vote will be determined by a plurality of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter that are voted on this proposal. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on this proposal. The frequency option that receives the most votes will be deemed the option chosen by our stockholders in connection with the non-binding advisory vote. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

ONE YEAR	The Board unanimously recommends that stockholders vote FOR an interval of ONE YEAR for this proposal.

2023 PROXY STATEMENT    39

PROPOSAL 4

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Sitio’s predecessor engaged KPMG as its independent registered public accounting firm effective June 10, 2022. KPMG served as the independent registered public accounting firm of Kimmeridge Mineral Fund, LP, Sitio’s predecessor for financial purposes, since 2020.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG; provided, however, that after such reconsideration, the Audit Committee may still decide to retain KPMG if it determines that it would be in the best interests of the Company and our stockholders. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Change in Auditor

Concurrent with the consummation of the Falcon Merger, Deloitte & Touche LLP (“Deloitte”), principal accountant, was dismissed as independent registered public accounting firm of the Company effective June 7, 2022. The decision to change the Company’s independent registered public accounting firm has been approved by the Audit Committee.

The audit report of Deloitte on the consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2021 and 2020 and through June 7, 2022 (including any subsequent interim period), there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference in connection with their opinion on the subject matter of the disagreement, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2021 and 2020 and the subsequent interim through June 7, 2022 the Company had not, nor had anyone on the Company’s behalf, consulted with KPMG with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On June 10, 2022, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG and dismissal of Deloitte. The Company provided Deloitte with a copy of such Current Report on Form 8-K, which included as Exhibit 16.1 a letter from Deloitte addressed to the SEC indicating whether it agrees with such disclosures.

40    SITIO ROYALTIES CORP.

Proposal 4 – Ratification of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The following tables provide information regarding the aggregate fees incurred by the Company, and its predecessor and the previous owners, from KPMG and Deloitte for 2022 and 2021:

KPMG

	Company, or its Predecessor and the Previous Owners
	2022(1)	2021
Audit Fees(2)	$900,066	—
Audit-Related Fees	—	—
Tax Fees	491,912	—
All Other Fees	—	—
Total	$1,391,978	—

(1)	In connection with the closing of the Falcon Merger, KPMG was hired as the Company’s independent registered public accounting firm effective June 10, 2022.

(2)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

Deloitte

	Company, or its Predecessor and the Previous Owners
	2022(1)	2021
Audit Fees(2)	$263,000	$656,323
Audit-Related Fees	—	—
Tax Fees	—	$130,567
All Other Fees	—	—
Total	$263,000	$786,890

(1)	In connection with the closing of the Falcon Merger, Deloitte was dismissed as the Company’s independent registered public accounting firm effective June 7, 2022.

(2)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Vote Required

The approval of the proposal to ratify the selection of KPMG as our independent registered public accounting firm in this proposal requires the affirmative vote of the majority of the shares present online or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or online at the Annual Meeting.

Recommendation of the Board

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of KPMG as Sitio’s independent registered public accounting firm for fiscal year 2023.

2023 PROXY STATEMENT    41

Report of the Audit Committee of the Board of Directors

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. During 2022, the Audit Committee was composed of three directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by our Board, which is available in the Investor Relations section under the “Governance Documents” tab of the Company’s website at https://investors.sitio.com.

Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Deloitte served as the Company’s independent auditor from January 1, 2022 through the closing of the Falcon Merger. KPMG served as the Company’s independent auditor subsequent to the closing of the Falcon Merger through December 31, 2022 and was appointed by the Audit Committee to serve in that capacity for 2023 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment).

As a result of completing two mergers during the year ended December 31, 2022, management’s report on internal control over financial reporting was excluded from the Annual Report on Form 10-K as contemplated by SEC Compliance and Disclosure Interpretation 215.02, and therefore, KPMG was not required to provide an attestation report as to the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023.

Audit Committee of the Board of Directors

Morris Clark, Chair

John (“J.R.”) Sult, Member

Claire Harvey, Member

42    SITIO ROYALTIES CORP.

Executive Compensation

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis (“CD&A”) is intended to provide perspective regarding our executive compensation program for 2022.

Please read this CD&A together with the tables and related narrative about executive compensation that follow. Although this CD&A focuses on our executive compensation program during 2022, it also includes compensation actions and decisions with respect to Falcon for the portion of the 2022 fiscal year prior to the Falcon Merger that relate to the named executive officers of Falcon to the extent such discussion enhances the understanding of our executive compensation disclosure.

Below are our named executive officers (collectively, the “NEOs”) for 2022, whose compensation is described in this CD&A.

Christopher L. Conoscenti	Carrie L. Osicka	Britton L. James
Chief Executive Officer and Director	Chief Financial Officer	Executive Vice President of Land

Jarret J. Marcoux	Brett Riesenfeld
Executive Vice President of Engineering and Acquisitions	Executive Vice President, General Counsel and Secretary

Bryan C. Gunderson	Matthew B. Ockwood
Former President and Chief Executive Officer, Falcon Minerals Corporation	Former Chief Financial Officer, Falcon Minerals Corporation

*	Messrs. Conoscenti, James, Marcoux, Riesenfeld, and Ms. Osicka are collectively referred to as the “Sitio NEOs.”
*	Messrs. Gunderson and Ockwood served as executive officers of Falcon prior to the Falcon Merger and are collectively referred to as the “Falcon NEOs.” Following the consummation of the Falcon Merger, Messrs. Gunderson and Ockwood did not serve as our executive officers.

2023 PROXY STATEMENT    43

Executive Compensation

Executive Summary

Our executive compensation program is designed to support our business strategy by attracting, motivating, and retaining high-quality leadership and incentivizing our executive officers to achieve performance goals over the long-term. To accomplish these objectives, our executive compensation program is heavily weighted toward equity-based compensation that is based on our absolute total stockholder return (“TSR”), thus directly aligning the interests of our executive officers with those of our stockholders. The program consists of time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”) subject to performance-based vesting with a targeted three-year annualized TSR of 10%. To execute on our vision, grow our business responsibly, and create value for our stockholders, it is critical that we have a sophisticated and dedicated management team committed to the long-term success of the Company and aligned with our stockholders. Therefore, we do not currently maintain an annual cash bonus program or other short-term incentive program for our executive officers and instead focus on at-risk long-term incentives. All of our executive officers’ long-term incentive compensation is in the form of equity, and the substantial majority of that equity is at-risk PSUs tied to absolute stockholder return. Our compensation program for 2022 is described in greater detail below.

Compensation Philosophy

We maintain executive compensation programs that reflect positive corporate governance features. Our executive compensation philosophy ties compensation to our financial and operating performance goals. Specifically, the 2022 executive compensation program includes performance metrics for NEOs that are closely aligned with financial returns to our stockholders and are designed to result in annual and long-term value creation.

As a general matter, the design of our executive compensation program is as follows:

Performance-Based	Stockholder-Aligned

■   A significant portion of total compensation is performance-based.

■   Performance metrics focus business strategy and corporate objectives on absolute total stockholder return.

■   Awards are leveraged to achievement of performance goals and the creation of stockholder value.

■   Long-term incentives are equity-based and represent a significant portion of the total compensation of executives and other key employees.

■   The design of long-term incentive awards focuses on creating stockholder value and encourages retention of executives and key employees through the use of multi-year vesting schedules.

■   A significant portion of compensation is at risk.

Competitive	Clear and Well-Communicated

■   Our compensation program is intended to be competitive with the market and supports the Company’s ability to attract and retain key talent.

■   Total compensation is designed to be perceived as fair and equitable, both internally and externally.

■   Straightforward, transparent compensation programs deliver a strong, clear message.

■   Compensation programs that surpass prevailing market practices and corporate governance standards provide transparency and comfort to stockholders.

■   Appropriately managing risk within the compensation program facilitates the creation of stockholder value.

Our executive compensation program was designed to attract, retain, reward, and motivate high-performing executive leadership whose talent and expertise enable us to create long-term stockholder value. Our executive compensation program consists of four primary components, described below, that contain a substantial portion of at-risk, performance-based compensation, incorporate our financial and operational results, and align our NEOs’ interests with those of our stockholders with the ultimate objective of increasing long-term stockholder value.

44    SITIO ROYALTIES CORP.

Executive Compensation

Stockholder Alignment and Target Pay Mix

A key element of our compensation philosophy is that the pay of our NEOs is strongly aligned with our stockholders. The Compensation Committee believes that the mix and design of our compensation program establishes strong alignment with stockholders, specifically through the use of at-risk equity-based long-term incentive (“LTI”) awards, which represent the largest component of the compensation for our NEOs. For example, at-risk equity-based LTI awards granted by us to the Sitio NEOs represented approximately 89% of the 2022 target total compensation for Mr. Conoscenti and 86% for Ms. Osicka and Messrs. James, Marcoux, and Riesenfeld (excluding one-time transaction-related equity awards and the one-time grant of Restricted Securities (each as discussed in more detail below), employer 401(k) safe harbor contributions and the payment of life insurance premiums). Our compensation program aligns the interests of our stockholders with the interests of our NEOs by subjecting the substantial majority of LTI awards granted to our NEOs to performance-based vesting based on absolute total stockholder returns, thereby promoting retention of top talent in the industry while also incentivizing our NEOs to achieve pre-determined performance goals. Our compensation philosophy places an emphasis on performance-based compensation and, if absolute stockholder returns are negative, the performance-based equity awards granted to the NEOs have a zero dollar value. The charts below illustrate how the mix of target compensation for Mr. Conoscenti compares with the practices among the CEOs of our peer group companies.

Conoscenti 2022 Target Total Compensation	Peer Group CEO 2022 Target Total Compensation

11%
Cash
(Base Salary)
89%
Equity
(Long-Term
Incentive)

Compensation Program Governance

We have worked extensively and deliberately to develop a thoughtful, fair, and effective compensation program for our NEOs that helps us to deliver long-term sustainable growth to our stockholders. The following chart highlights several features of our compensation practices that are intended to meet our objectives:

What We Do	What We Don’t Do

  Focus on absolute total stockholder return

  Significant portion of pay is at risk

  Majority of equity awards are in the form of performance-based compensation

  Annual equity awards for executive officers subject to three-year vesting periods

  Maintain policy prohibiting hedging transactions and short sales by insiders

  Regularly evaluate risks of our compensation policy

  Compensation Committee engages an independent compensation consultant and follows a comprehensive process

  Consider peer group reports when establishing compensation

  NO payout of PSUs when absolute TSR is negative

  NO cash bonuses

  NO performance awards issued based on relative achievement

  NO excessive benefits or perquisites

  NO single-trigger change in control acceleration on time-vested awards

  NO short-term incentive compensation

  NO employment agreements

  NO tax gross up in connection with a change in control.

2023 PROXY STATEMENT    45

Executive Compensation

2022 NEO Compensation

Overview of Executive Compensation and our Compensation Process

We are focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the NEOs. We intend to annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

The Compensation Committee has primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of our NEOs following the Falcon Merger. The Compensation Committee’s primary objectives were to:

1	2	3
utilize equity compensation to align the incentives of executives with the interests of stockholders by tying a large portion of compensation to performance	retain and motivate executives during the integration period and beyond	set competitive pay practices

As a result of the actions of our Compensation Committee, the compensation of our NEOs consists primarily of the following items, which are described in greater detail in the sections below:

■	annual base salary;

■	equity-based long-term incentive compensation (comprised of both time-based vesting equity awards and performance-based equity awards); and

■	severance benefits for certain terminations of employment (with double trigger change in control severance benefits).

Role of Independent Compensation Consultant

Under its charter, the Compensation Committee is authorized to engage an independent consultant. To ensure we meet our compensation objectives as a public company, we engaged Meridian Compensation Partners (the “Compensation Consultant”) to advise on matters related to executive and non-employee director compensation. The Compensation Consultant provided independent advice on executive and outside director compensation and evaluated and recommended appropriate modifications to our compensation program consistent with our program’s objectives. The Compensation Consultant reports directly to the Compensation Committee, which has the sole authority to approve the Compensation Consultant’s scope of work, fees, and other terms of engagement. Outside of providing advisory services to the Compensation Committee, the Compensation Consultant does not provide any other services to management or the Company. During 2022, the scope of the Compensation Consultant’s engagement included: a review of the current compensation practices among our peer group used to assess the competitiveness of our executive compensation programs; an analysis of the realizable pay of our NEOs; and updates on notable legislative and regulatory activities. The Compensation Consultant did not have authority to make decisions regarding compensation and served solely in an advisory role.

Role of Executive Officers in Compensation Decisions

In determining the compensation of our NEOs, the Compensation Committee considers the information and advice provided by the Compensation Consultant, our corporate goals, historic and projected performance, the current economic and commodities environment, individual performance of our NEOs, and other relevant factors. With respect to the compensation of the NEOs other than our CEO, the Compensation Committee also considers the recommendations of our CEO. The Compensation Committee retains sole discretion to make final compensation determinations, and the Compensation Committee may accept, modify, or reject any recommendations or observations made by our CEO. In addition, the Compensation Committee may invite any NEO to attend Compensation Committee meetings to report on matters relevant to the Compensation Committee’s analysis. All NEOs are excluded from any decisions or discussions regarding their individual compensation.

46    SITIO ROYALTIES CORP.

Executive Compensation

Peer Group and Market Data

We utilized peer data as a reference point for competitive pay rates and compensation program design for our NEOs. Factors considered in selecting peers included operations in related industry sectors, comparable market capitalization and revenues, similarity of business strategy, and availability and clarity of publicly-filed compensation data. The Compensation Consultant worked with our Compensation Committee to select the group of publicly-traded companies that would serve as our peer group.

The peer group used in the market analysis in 2022 (which was used to inform 2022 compensation) was as follows:

Peer Group

■	Brigham Minerals, Inc.	■	Contango Oil & Gas Company	■	SM Energy Company
■	Matador Resources Company	■	PDC Energy, Inc.	■	Kimbell Royalty Partners, LP
■	Callon Petroleum Company	■	Earthstone Energy, Inc.	■	Talos Energy Inc.
■	Northern Oil & Gas, Inc.	■	Penn Virginia Corporation	■	Laredo Petroleum, Inc.
■	Centennial Resources Development, Inc.	■	Extraction Oil & Gas, Inc.	■	Whiting Petroleum Corporation
■	Oasis Petroleum Inc.	■	SilverBow Resources, Inc.	■	Magnolia Oil & Gas Corporation
		■	Falcon Minerals Corporation

Based on a review of the peer group, the recommendations of the Compensation Consultant, and its own analysis, the Compensation Committee approved the 2022 compensation program for our NEOs as described below.

Key Elements of the 2022 Executive Compensation Program

The following discussion provides details regarding the four primary elements of the 2022 compensation program set for our NEOs, along with a brief summary of the historical compensation program for Falcon NEOs. Central to our compensation philosophy is to incentivize and reward the achievement of strategic and financial goals of the Company, which we believe in turn should correlate to an increase in stockholder value over the longer term. The compensation provided to our NEOs for 2022 consists of (i) an annualized base salary, (ii) the grant of equity-based awards, (iii) severance benefits upon certain terminations of employment, and (iv) certain customary health, welfare, and retirement plan benefits on the same basis as our other employees. These elements have been chosen as the compensation components designed to allow us to adhere to our compensation philosophy described above.

Base Salary

Each NEO’s base salary was a fixed component of annual compensation based on such officer’s position and responsibilities. The Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities. The Compensation Committee may adjust base salaries periodically based on competitive positioning, as well as individual and company performance. The base salary of our NEOs for 2022 was as follows:

Name	2022 Annual Base Salary ($)
Christopher L. Conoscenti	500,000
Carrie L. Osicka	375,000
Britton L. James	325,000
Jarret J. Marcoux	325,000
Brett S. Riesenfeld	325,000
Bryan C. Gunderson	325,000
Matthew B. Ockwood	275,000

2023 PROXY STATEMENT    47

Executive Compensation

Long-Term Equity Incentive Compensation

In connection with the Falcon Merger, we adopted the Sitio LTIP, pursuant to which certain equity awards for 2022 were granted. The Sitio LTIP is intended to promote our long-term success and increase long-term stockholder value by attracting, motivating, and aligning the interests of our independent directors, officers, and other employees with those of our stockholders. The Sitio LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards, and performance awards. Long-term incentive awards are granted with the intention of fostering a long-term view of the business, retaining and rewarding grantees for their efforts and achievements, and providing management with an ownership interest to help further align their actions with the interests of the stockholders.

While the Sitio LTIP provides for the grant of a variety of awards, the awards that we determined would most appropriately incentivize and reward the Sitio LTIP participants, including the NEOs, are RSU, PSU, and deferred share unit (“DSU”) awards. Each Sitio NEO received long-term equity incentive awards with respect to the 2022 calendar year under the Sitio LTIP in the form of RSUs and PSUs. The terms of our NEOs’ Sitio LTIP awards were approved by our Board following a recommendation from the Compensation Committee.

Long-Term Equity Incentive Grants for 2022

2022 ONE-TIME EQUITY AWARDS

In connection with the Falcon Merger, we granted one-time equity-based awards (each, a “Transaction Equity Award”) to the Sitio NEOs under the Sitio LTIP, which Transaction Equity Awards consisted of RSUs subject to time-based vesting.

The Transaction Equity Awards vest in full on the first anniversary of the vesting commencement date of June 7, 2022, so long as the NEO remains continuously employed by us through such vesting date. Vesting of the Transaction Equity Awards will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

2022 ANNUAL EQUITY AWARDS

In connection with the Falcon Merger, we granted annual equity-based awards (each, an “Annual Equity Award”) for 2022 to our NEOs under the Sitio LTIP, which Annual Equity Awards consist of RSUs subject to time-based vesting, representing 25% of each individual’s Annual Equity Award (other than Mr. Riesenfeld, who received RSUs that represent 37.5% of his Annual Equity Award), and PSUs, representing 75% of each individual’s Annual Equity Award (other than Mr. Riesenfeld, who received PSUs representing 62.5% of his Annual Equity Award).

The RSUs vest in equal installments on the first three anniversaries of the applicable date of grant, so long as the NEO remains continuously employed by us through each vesting date. Vesting of RSUs will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

The PSUs will be eligible to be earned based on achievement of certain pre-established goals for annualized absolute TSR over a three-year period following the consummation of the Falcon Merger or such shorter period through the date of a change in control of us or the recipient’s termination of employment by us without cause. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs during the period beginning on the date that a change in control of us occurs and ending on the date that is six months following the date that such a change in control occurs (the “PSU CIC Period”), then a number of PSUs will become earned based on the greater of (i) target performance or (ii) actual performance and achievement of the applicable performance goals through the date of the change in control. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs outside of the PSU CIC Period, or that occurs due to death or disability at any time, then a pro-rata number of PSUs (calculated based on the number of days that the recipient was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period. The performance targets associated with the PSU award structure are outlined below:

	Annualized Absolute TSR Goal	Percentage of Target PSUs Earned
Base of Range	Less than 0%	0%
Threshold	0%	50%
Target	10%	100%
Maximum	20%	200%

48    SITIO ROYALTIES CORP.

Executive Compensation

For purposes of determining our annualized absolute TSR over the performance period, the beginning stock price will be based on our 20-day volume weighted average stock price beginning on the day after the consummation of the Falcon Merger and the ending price will generally be based on the 20-day volume weighted average stock price ending on the last day of the performance period. PSU payouts for results that fall in between a stated performance level will be interpolated linearly.

DIVIDEND EQUIVALENT RIGHTS

Each grant of RSUs and PSUs included the right to receive dividend equivalent rights (“DERs”). With respect to the Transaction Equity Awards and the Annual Equity Awards, in the event we declare and pay a dividend on our outstanding shares of stock and an NEO holds RSUs that have not yet vested and been settled, we will pay to the NEO an amount in cash equal to the cash dividends such NEO would have received if the NEO were the holder of record of the number of shares of stock related to the number of RSUs that have not vested and settled within 30 days following the date on which we pay the dividend to our stockholders generally. The Compensation Committee determined that including the right to receive DERs is in the best interest of our stockholders due to the design of our compensation program statistically providing lower cash compensation to our NEOs in comparison to our peers.

With respect to the PSU awards held by our NEOs, each PSU is granted in tandem with a corresponding DER. Each vested DER entitles the NEO to receive payments in an amount equal to any dividends paid by us in respect of the share of stock underlying the PSU to which such DER relates. The DERs will vest upon the Compensation Committee’s certification of the level of achievement with respect to the applicable performance goals contained in the PSU award agreement. DERs are paid to the holder in cash within 60 days following the vesting of the associated award (if any) and are forfeited if the underlying award is forfeited for any reason. The NEOs are not entitled to receive any interest with respect to the payment of the DERs.

The number of RSUs and PSUs (including one-time and annual grants) granted to the NEOs in 2022 is set forth below:

Name	Total Number of RSUs Granted in 2022	Target Number of PSUs Granted in 2022
Christopher L. Conoscenti	103,615	102,221
Carrie L. Osicka	45,244	57,499
Britton L. James	39,212	49,833
Jarret J. Marcoux	39,212	49,833
Brett S. Riesenfeld	47,517	41,527

Restricted Securities

In addition to the compensation that each Sitio NEO received or was eligible to receive from the Company, effective June 6, 2022, pursuant to an Assignment and Allocation Agreement (the “Assignment Agreement”) entered into by and between us, KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC, Rock Ridge Royalty Company LLC, Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP, Desert Peak, Sitio OpCo, and each of the Sitio NEOs, the Sitio NEOs received the following one-time grant of securities (the “Restricted Securities”) from the holders of units of Desert Peak (the “DPM Holders”): (i) Mr. Conoscenti: 92,858 shares of Class C common stock (and a corresponding number of OpCo Units), (ii) Ms. Osicka: 60,186 shares of Class C common stock (and a corresponding number of OpCo Units), (iii) Mr. James: 52,161 shares of Class C common stock (and a corresponding number of OpCo Units), (iv) Mr. Marcoux: 52,161 shares of Class C common stock (and a corresponding number of OpCo Units), and (v) Mr. Riesenfeld: 52,161 shares of Class C common stock (and a corresponding number of OpCo Units). At the time of issuance, the Restricted Securities were carved out of the merger consideration that the DPM Holders were due to receive in connection with the Falcon Merger, and as such the grant of the Restricted Securities was not dilutive to our stockholders.

The Restricted Securities will vest in equal installments on the first four anniversaries of June 6, 2022, so long as the Sitio NEO remains continuously employed by us through each vesting date. Vesting of the Restricted Securities will accelerate in full upon a termination of a Sitio NEO’s employment without cause, due to death or disability, or, following a change in control, for good reason. Once vested, the Restricted Securities may be exchanged for shares of our Class A common stock on a one-for-one basis (or an equivalent amount of cash). The award of the Restricted Securities by the DPM Holders was a one-time award and is non-recurring.

Severance Benefits

We believe that it is important to provide our executive officers with certain severance and change in control payments and benefits in order to establish a stable work environment for the individuals responsible for our day-to-day management and further incentivize those individuals to seek out appropriate mergers and acquisitions that will deliver value to our stockholders without being fearful of job security. We historically have not maintained any individual employment, severance, or change in control agreements with any of our executive officers. However, to better assist us in our above-stated goal, we adopted the Sitio Royalties Corp. Severance Plan (the “Severance Plan”), which covers our NEOs.

2023 PROXY STATEMENT    49

Executive Compensation

The Severance Plan provides certain severance and change in control payments and benefits to our executive officers and certain other individuals who are selected for participation by our Board, or a committee thereof (as applicable, for purposes of the Severance Plan, the “Administrator”).

If a participant’s employment with us is terminated by us without cause or by the participant for good reason during the period beginning on the date that a change in control of us occurs and ending on the date that is six months following the date that such a change in control occurs (the “CIC Period”), the participant is entitled to receive: (i) an amount equal to (a) 36 months of base salary for Mr. Conoscenti or (b) 24 months of base salary for all other Sitio NEOs, in each case, paid in a lump sum, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that any equity-based awards that are subject to performance-based vesting conditions shall be calculated and settled, without proration, based on the greater of (x) target performance and (y) actual performance and achievement of the applicable performance goals through the date of the change in control.

If a participant’s employment with us is terminated by us without cause or by the participant for good reason outside of the CIC Period, or due to death or disability at any time, the participant is entitled to receive: (i) an amount equal to (a) 24 months of base salary for Mr. Conoscenti or (b) 18 months of base salary for all other Sitio NEOs, in each case, payable in monthly installments, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that, with respect to any equity-based awards that are subject to performance-based vesting conditions, a pro-rata amount of such award (calculated based on the number of days that the participant was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period.

The Severance Plan does not provide a tax gross-up provision for federal excise taxes that may be imposed under section 4999 of the Code. Instead, the Severance Plan includes a “best of net” provision, which states that, if amounts payable to a plan participant under the Severance Plan (together with any other amounts that are payable by us as a result of a change in control (the “Payments”)) exceed the amount allowed under section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the participant to the excise tax.

The Severance Plan contains restrictive covenants that apply to participants, including confidentiality, non-competition (which applies for three months following a participant’s termination of employment), and non-solicitation (which applies for 12 months following a participant’s termination of employment).

Other Elements of 2022 Compensation

Retirement and Health and Welfare Plans

We generally offered the same types of retirement, health, and welfare benefits to the NEOs as part of our total executive compensation package as we did to other eligible employees.

We maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), where employees are allowed to contribute portions of their base compensation into a retirement account to encourage all employees, including any participating NEOs, to save for the future (the “401(k) Plan”). The 401(k) Plan permits all eligible employees, including our NEOs, to make voluntary pre-tax contributions and/or Roth after-tax contributions to the plan. In addition, we make employer non-elective safe-harbor contributions equal to 3% of an eligible employee’s compensation under the 401(k) Plan. The non-elective contributions are 100% vested when made. All contributions under the 401(k) Plan are subject to certain annual dollar limitations, which are periodically adjusted as required by law.

Incentive Compensation Recoupment Policy

The Sitio LTIP provides that any award granted pursuant to the applicable plan will be subject to any clawback or recoupment policies required by law, securities exchange rules, or otherwise, as determined to be appropriate by our Board. In the near future, we intend to adopt a clawback policy that complies with the final rule adopted by the SEC in November 2022 and the applicable listing standards adopted by the NYSE, with such clawback policy to be effective within the prescribed timeframe under such final rule and such listing standards. The clawback policy is expected to require us to recoup certain incentive-based compensation erroneously awarded to our current and former executive officers in the event of an accounting restatement. However, neither the final listing standards nor the clawback policy have been adopted, and the foregoing provisions remain subject to change. As a result, the foregoing description is qualified in its entirety by reference to the final form of the clawback policy once adopted.

50    SITIO ROYALTIES CORP.

Executive Compensation

Compensation Risk Assessment

In accordance with the requirements of Item 402(s) of Regulation S-K, to the extent that risks may arise from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us, we are required to discuss our policies and practices for compensating our employees (including our employees that are not NEOs) as they relate to our risk management practices and risk-taking incentives. We have determined that our compensation policies and practices for our employees, including our NEOs, do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on us. Our Compensation Committee routinely assesses our compensation policies and practices and takes this consideration into account as part of its review.

Policies Regarding Hedging

Our Insider Trading Policy prohibits certain types of trading activity by certain of our directors, officers, employees, and outside consultants to the extent such persons receive or are aware of material, non-public information regarding us or any of our business partners. Transactions that are prohibited include any trading of our securities whenever such persons are in possession of material non-public information, and any transactions or instruments that hedge exposure to the risk of price fluctuations in the equity securities issued by us, as held by such person (including transactions in derivative securities, such as options, warrants, stock appreciations rights or similar rights where the value is derived from the value of an equity security). All transactions in our securities by any of our directors or officers must undergo a pre-clearance process before execution is authorized.

Actions Taken Since Fiscal Year-End

Effective March 1, 2023, the Compensation Committee increased the base salaries of our NEOs based on competitive positioning, as well as individual and company performance, as shown below.

Name	Prior Annual Base Salary ($)	New 2023 Annual Base Salary ($)
Christopher L. Conoscenti	500,000	850,000
Carrie L. Osicka	375,000	550,000
Britton L. James	325,000	500,000
Jarret J. Marcoux	325,000	500,000
Brett S. Riesenfeld	325,000	450,000

On March 1, 2023, the Compensation Committee also approved the Annual Equity Awards for 2023 to our NEOs under the Sitio LTIP, which Annual Equity Awards consist of RSUs, subject to time-based vesting, and PSUs. The awards are subject to substantially similar terms as described above for the Annual Equity Awards granted in respect of 2022. The value of the 2023 Annual Equity Awards granted to our NEOs is shown below. The number of RSUs or target PSUs, as applicable, subject to each award was determined by dividing the amount shown by the closing price of our Class A common stock on February 28, 2023 (which was $23.51).

Name	Value of RSUs ($)	Value of PSUs (target) ($)
Christopher L. Conoscenti	1,375,000	4,125,000
Carrie L. Osicka	625,000	1,875,000
Britton L. James	525,000	1,575,000
Jarret J. Marcoux	525,000	1,575,000
Brett S. Riesenfeld	675,000	1,125,000

The RSUs vest in equal installments on the first three anniversaries of the date of grant, so long as the executive officer remains continuously employed by us through each vesting date. Vesting of RSUs will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

2023 PROXY STATEMENT    51

Executive Compensation

The PSUs will be eligible to be earned based on achievement of certain pre-established goals for annualized absolute TSR over a three-year period or such shorter period through the date of a change in control of us or the recipient’s termination of employment by us without cause. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs during the PSU CIC Period, then a number of PSUs will become earned based on the greater of (i) target performance or (ii) actual performance and achievement of the applicable performance goals through the date of the change in control. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs outside of the PSU CIC Period, or that occurs due to death or disability at any time, then a pro-rata number of PSUs (calculated based on the number of days that the recipient was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period. The performance targets associated with the PSU award structure are outlined below:

	Annualized Absolute TSR Goal	Percentage of Target PSUs Earned
Base of Range	Less than 0%	0%
Threshold	0%	50%
Target	10%	100%
Maximum	20%	200%

For purposes of determining our annualized absolute TSR over the performance period, the beginning stock price will be based on our 20-day volume weighted average stock price ending on December 31, 2022, and the ending price will generally be based on the 20-day volume weighted average stock price ending on the last day of the performance period. PSU payouts for results that fall in between a stated performance level will be interpolated linearly.

In connection with the foregoing, the Compensation Committee also determined that our peer group for 2023 should be revised. Therefore, our peer group for 2023 is comprised of the following companies:

Peer Group

■ Texas Pacific Land Corporation	■ CNX Resources Corporation	■ Northern Oil & Gas, Inc.

■ Magnolia Oil & Gas Corporation	■ PDC Energy, Inc.	■ Permian Resources Corporation

■ Southwestern Energy Company	■ Whiting Petroleum Corporation	■ Earthstone Energy, Inc.

■ Comstock Resources, Inc.	■ Civitas Resources, Inc.	■ Brigham Minerals, Inc.

■ Range Resources Corporation	■ Chord Energy Corporation	■ Ranger Oil Corporation

■ Black Stone Minerals, L.P.	■ SM Energy Company	■ Kimbell Royalty Partners, LP

■ Matador Resources Company	■ Callon Petroleum Company	■ Laredo Petroleum, Inc.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission with management. Based on the reviews and discussions referred to in the foregoing sentence, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Compensation Committee of the Board of Directors

Alice Gould, Chair

Noam Lockshin, Member

Gayle Burleson, Member

Jon-Al Duplantier, Member

52    SITIO ROYALTIES CORP.

Executive Compensation

Summary Compensation Table

The table below sets forth the annual compensation for the Sitio NEOs for the fiscal year ended December 31, 2022, and historical annual compensation for the Falcon NEOs for fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, as applicable, to the extent the individual qualified as a “named executive officer” for the applicable year. The compensation disclosed below with respect to the Falcon NEOs is the compensation that such individuals received from Falcon for the period of time preceding the closing of the Falcon Merger.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus	Stock Awards(3)(4)	All Other Compensation(5)	Total
Christopher L. Conoscenti(6) (Chief Executive Officer and Director)	2022	283,562	—	9,685,728	32,774	10,002,064
Carrie L. Osicka (Chief Financial Officer)	2022	212,671	—	5,297,241	24,483	5,534,395
Britton L. James (Executive Vice President of Land)	2022	184,315	—	4,590,972	22,447	4,797,734
Jarret J. Marcoux (Executive Vice President of Engineering and Acquisitions)	2022	184,315	—	4,590,972	22,447	4,797,734
Brett S. Riesenfeld (Executive Vice President, General Counsel and Secretary)	2022	184,315	—	4,507,966	22,447	4,714,728
Bryan C. Gunderson (Former President and Chief Executive Officer, Falcon Minerals Corporation)	2022	141,572	324,658	—	1,461,998	1,928,228
	2021	300,000	300,617	801,994	77,214	1,479,826
	2020	275,000	206,250	173,802	29,620	684,672
Matthew B. Ockwood (Former Chief Financial Officer, Falcon Minerals Corporation)	2022	119,792	313,836	—	1,175,671	1,609,299
	2021	140,625	140,890	299,400	31,752	612,667

(1)	Reflects positions as of December 31, 2022, for Messrs. Conoscenti, James, Marcoux, Riesenfeld, and Ms. Osicka. Messrs. Gunderson and Ockwood ceased to serve as executive officers of Falcon as of the closing of the Falcon Merger.
(2)	The amounts reflected in this column include total annual salary earned for the applicable fiscal year, regardless of whether these amounts were paid by Falcon or us. For Sitio NEOs, reflects total annual salary earned between June 7, 2022 (the closing date of the Falcon Merger), and December 31, 2022. For the Falcon NEOs, reflects total annual salary earned between January 1, 2022, and June 7, 2022 (the closing date of the Falcon Merger).
(3)	The amounts reflected in this column for Messrs. Conoscenti, James, Marcoux, Riesenfeld, and Ms. Osicka represent the aggregate grant date fair value of RSUs and PSUs granted to the NEOs by the Company pursuant to the Sitio LTIP, as well as the one-time award of Restricted Securities granted to the NEOs by the DPM Holders, rather than the Company, pursuant to the Assignment Agreement (as described in more detail in footnote (4) below), in each case, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value of PSUs is based on the probable outcome of the performance conditions as of the date of grant, which was target. The value of the PSU awards at target reflected in this column is as follows for each NEO: Mr. Conoscenti, $3,997,863, Ms. Osicka, $2,248,786, Mr. James, $1,948,969, Mr. Marcoux, $1,948,969, and Mr. Riesenfeld, $1,624,121. If the maximum amount, rather than the probable amount, were reported in the table with respect to the PSUs, the values associated with the PSUs would be as follows for each NEO: Mr. Conoscenti, $7,995,727; Ms. Osicka, $2,248,786, Mr. James, $3,897,937, Mr. Marcoux, $3,897,937, and Mr. Riesenfeld, $3,248,242. However, as described above in the CD&A, there is potential for the value of each NEOs PSU awards to equal zero depending on the Company’s results with respect to absolute total stockholder return. The value of all RSU awards reflected in this column is as follows for each NEO: Mr. Conoscenti, $3,017,269, Ms. Osicka, $1,317,505, Mr. James, $1,141,853, Mr. Marcoux, $1,141,853, and Mr. Riesenfeld, $1,383,695. The grant date fair value of the Restricted Securities, which were granted to the NEOs by the DPM Holders, rather than the Company, is based on the closing price of our Class A common stock on the date of grant, which was $28.76 per share, as, once vested, the Restricted Securities may be exchanged for our Class A common stock on a one-for-one basis (or an equivalent amount of cash). Regarding assumptions underlying the valuation of these equity awards, please see Note 11 to our Financial Statements.
(4)	As noted in footnote (3) above, the one-time award of the Restricted Securities held by each of Messrs. Conoscenti, James, Marcoux, Riesenfeld, and Ms. Osicka was granted by the DPM Holders rather than the Company. We have included these amounts in the Summary Compensation Table in order to provide complete disclosure of all 2022 compensation received by the Sitio NEOs; however, we believe that the table below more accurately describes the total amount of compensation actually paid by us to the Sitio NEOs in 2022.

2023 PROXY STATEMENT    53

Executive Compensation

Name	Value of Restricted Securities That Were Not Granted by the Company ($)	Updated Summary Compensation Table Total (Excluding the Value of the Restricted Securities Not Granted by the Company) ($)
Christopher L. Conoscenti	2,670,596	7,331,468
Carrie L. Osicka	1,730,949	3,803,446
Britton L. James	1,500,150	3,297,584
Jarrett J. Marcoux	1,500,150	3,297,584
Brett S. Riesenfeld	1,500,150	3,214,578

(5)	Amounts reported in the “All Other Compensation” column for 2022 reflect the following:

Name	401(k) Contributions ($)(1)	Severance ($)(2)	Life Insurance Premiums ($)(3)	Tax Distributions ($)(4)	Total ($)
Christopher L. Conoscenti	9,150	—	60	23,564	32,774
Carrie L. Osicka	9,150	—	60	15,273	24,483
Britton L. James	9,150	—	60	13,237	22,447
Jarrett J. Marcoux	9,150	—	60	13,237	22,447
Brett S. Riesenfeld	9,150	—	60	13,237	22,447
Bryan C. Gunderson	20,496	1,403,140	—	—	1,461,998
Matthew B. Ockwood	20,497	1,135,674	—	—	1,175,671

(1)	This column reflects 401(k) safe harbor contributions we made pursuant to Sitio’s 401(k) Plan to the Sitio NEOs and the 401(k) matching contributions made by Falcon to the Falcon NEOs pursuant to Falcon’s 401(k) plan.
(2)	This column reflects the total cash severance payments made to departing Falcon NEOs as more fully detailed in the table below.

Name	COBRA Continuation Coverage ($)	Cash Severance ($)	Additional Cash Bonus Payment ($)	Total ($)
Bryan C. Gunderson	28,140	1,075,000	300,000	1,403,140
Matthew B. Ockwood	28,140	1,057,534	50,000	1,135,674

	(3)	This column reflects premiums paid by us on behalf of the NEO with respect to such NEO’s life insurance policy.
	(4)	This column reflects certain tax distributions made by us to the NEO with respect to the one-time grant of Restricted Securities that were granted by the DPM Holders, such tax distributions made pursuant to, and in accordance with, the Partnership Agreement of Sitio OpCo. As a result, such distributions were made not just to the NEOs but to all holders of Class C common stock and OpCo Units pro rata.
(6)	Mr. Conoscenti also serves as a member of our Board; however, he does not receive any compensation from us for his service on the Board.

54    SITIO ROYALTIES CORP.

Executive Compensation

2022 Grants of Plan-Based Awards

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Christopher L. Conoscenti	6/10/2022	6/7/2022	—	—	—	34,074(2)	992,235
	6/10/2022	6/7/2022	—	—	—	69,541(3)	2,025,034
	6/10/2022	6/7/2022	51,110	102,221	204,442	—	3,997,863
	6/6/2022	6/6/2022	—	—	—	92,858(4)	2,670,596
Carrie L. Osicka	6/10/2022	6/7/2022	—	—	—	19,166(2)	558,114
	6/10/2022	6/7/2022	—	—	—	26,078(3)	759,391
	6/10/2022	6/7/2022	28,750	57,499	114,998	—	2,248,786
	6/6/2022	6/6/2022	—	—	—	60,186(4)	1,730,949
Britton L. James	6/10/2022	6/7/2022	—	—	—	16,611(2)	483,712
	6/10/2022	6/7/2022	—	—	—	22,601(3)	658,141
	6/10/2022	6/7/2022	24,917	49,833	99,666	—	1,948,969
	6/6/2022	6/6/2022	—	—	—	52,161(4)	1,500,150
Jarret J. Marcoux	6/10/2022	6/7/2022	—	—	—	16,611(2)	483,712
	6/10/2022	6/7/2022	—	—	—	22,601(3)	658,141
	6/10/2022	6/7/2022	24,917	49,833	99,666	—	1,948,969
	6/6/2022	6/6/2022	—	—	—	52,161(4)	1,500,150
Brett S. Riesenfeld	6/10/2022	6/7/2022	—	—	—	24,916(2)	725,554
	6/10/2022	6/7/2022	—	—	—	22,601(3)	658,141
	6/10/2022	6/7/2022	20,764	41,527	83,054	—	1,624,121
	6/6/2022	6/6/2022	—	—	—	52,161(4)	1,500,150
Bryan G. Gunderson	—	—	—	—	—	—	—
Matthew B. Ockwood	—	—	—	—	—	—	—

(1)	These columns reflect the threshold, target, and maximum payouts of the PSUs granted to our NEOs during the 2022 fiscal year.
(2)	These amounts reflect the Transaction Equity Awards granted to our NEOs during the 2022 fiscal year.
(3)	These amounts reflect the Annual Equity Awards granted to our NEOs during the 2022 fiscal year.
(4)	These amounts reflect the one-time grant of Restricted Securities granted to the Sitio NEOs during the 2022 fiscal year by the DPM Holders rather than the Company.
(5)	The values in the “Grant Date Fair Value” column reflect the grant date fair value of RSUs, PSUs, and Restricted Securities granted to our NEOs during the applicable fiscal year and determined in accordance with FASB ASC Topic 718. Regarding assumptions underlying the valuation of these equity awards, please see Note 11 to our Financial Statements.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We do not currently maintain employment agreements with any of our NEOs.

PSU Awards and RSU Awards

We granted RSUs (which are subject to time-based vesting) and PSUs (which are subject to performance-based vesting) to our NEOs pursuant to the Sitio LTIP in 2022. Our NEOs were also granted by the DPM Holders, rather than the Company, the one-time award of Restricted Securities pursuant to the Assignment Agreement in 2022. The terms and conditions, including vesting, associated with such awards are further described above in the CD&A under “—2022 NEO Compensation.” The potential acceleration and forfeiture events relating to the awards, determined as of December 31, 2022, are described in greater detail under “—Potential Payments Upon Termination or a Change in Control” below.

2023 PROXY STATEMENT    55

Executive Compensation

Salary and Bonus in Proportion to Total Compensation

We do not currently maintain an annual cash bonus program or other short-term incentive program for our executive officers. As a result, the table below reflects the 2022 annualized base salary for the Sitio NEOs in proportion to the total compensation reported for the Sitio NEOs pursuant to the Summary Compensation Table, rounded to the nearest whole percent.

Name	Year	Annualized Base Salary ($)	Annualized Base Salary as a Percentage of Total Compensation
Christopher L. Conoscenti	2022	500,000	5%
Carrie L. Osicka	2022	375,000	7%
Britton L. James	2022	325,000	7%
Jarrett J. Marcoux	2022	325,000	7%
Brett S. Riesenfeld	2022	325,000	7%

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Christopher L. Conoscenti	196,473	5,668,246	102,221	2,949,076
Carrie L. Osicka	105,430	3,041,656	57,499	1,658,846
Britton L. James	91,373	2,636,111	49,833	1,437,682
Jarret J. Marcoux	91,373	2,636,111	49,833	1,437,682
Brett S. Riesenfeld	99,678	2,875,710	41,527	1,198,054
Bryan G. Gunderson	—	—	—	—
Matthew B. Ockwood	—	—	—	—

(1)	The amounts in this column reflects all outstanding RSUs and the one-time award granted by the DPM Holders of the Restricted Securities held by our NEOs as of December 31, 2022, which vest as set forth in Footnote 3 below, so long as the applicable NEO remains continuously employed by us or one of our affiliates from the grant date through each applicable vesting date. See the section below titled “—Potential Payments Upon Termination or Change in Control” for a description of potential acceleration and forfeiture provisions of such awards.
(2)	The amounts reflected in these columns represent the market value of the Class A common stock underlying the RSUs, PSUs, or the Restricted Securities (which were granted by the DPM Holders), as applicable, held by the NEOs as of December 31, 2022, which was computed based on the closing price of our Class A common stock on December 30, 2022 (the last trading day of 2022), which was $28.85 per share. Since vested Restricted Securities can be exchanged for shares of our Class A common stock on a one-for-one basis, we believe that it is appropriate to calculate the market value of the Restricted Securities granted by the DPM Holders using the closing price of our Class A common stock.

56    SITIO ROYALTIES CORP.

Executive Compensation

(3)	The following sub-table reflects the regularly scheduled vesting date for each award that is disclosed as outstanding within the main table above:

Name	Vesting Date or Last Date of Performance Period	Number of Time-Based RSUs to Vest	Number of Restricted Securities to Vest	Number of Performance-Based PSUs to Vest
Christopher L. Conoscenti	June 7, 2023	11,358
	June 7, 2024	11,358
	June 7, 2025	11,358
	June 7, 2023	69,541
	June 7, 2025			102,221
	June 6, 2023		23,215
	June 6, 2024		23,215
	June 6, 2025		23,215
	June 6, 2026		23,213
Carrie L. Osicka	June 7, 2023	6,389
	June 7, 2024	6,389
	June 7, 2025	6,388
	June 7, 2023	26,078
	June 7, 2025			57,499
	June 6, 2023		15,047
	June 6, 2024		15,047
	June 6, 2025		15,047
	June 6, 2026		15,045
Britton L. James	June 7, 2023	5,537
	June 7, 2024	5,537
	June 7, 2025	5,537
	June 7, 2023	22,601
	June 7, 2025			49,833
	June 6, 2023		13,040
	June 6, 2024		13,040
	June 6, 2025		13,040
	June 6, 2026		13,041
Jarret J. Marcoux	June 7, 2023	5,537
	June 7, 2024	5,537
	June 7, 2025	5,537
	June 7, 2023	22,601
	June 7, 2025			49,833
	June 6, 2023		13,040
	June 6, 2024		13,040
	June 6, 2025		13,040
	June 6, 2026		13,041
Brett S. Riesenfeld	June 7, 2023	8,306
	June 7, 2024	8,305
	June 7, 2025	8,305
	June 7, 2023	22,601
	June 7, 2025			41,527
	June 6, 2023		13,040
	June 6, 2024		13,040
	June 6, 2025		13,040
	June 6, 2026		13,041

(4)	This column reflects all PSUs (based on target performance), which vest as set forth in Footnote 3 above, so long as the applicable NEO remains continuously employed by us or one of our affiliates from the grant date through each applicable vesting date and if the applicable performance conditions are met. See the section below titled “—Potential Payments Upon Termination or Change in Control” for a description of potential acceleration and forfeiture provisions of the respective awards.

2023 PROXY STATEMENT    57

Executive Compensation

Stock Vested in 2022

The following table provides information on the vesting of restricted stock awards (“Falcon RSAs”) and performance share units (“Falcon PSUs”) held by the Falcon NEOs in 2022. None of the NEOs held stock options in 2022 and none of the Sitio NEOs had any stock awards that vested during 2022. The value realized from the vesting of the Falcon RSAs and Falcon PSUs is equal to the closing price of our Class A common stock on the applicable vesting date, multiplied by the number of shares of stock acquired. The value is calculated before payment of any applicable withholding or other income taxes.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Christopher L. Conoscenti	—	—
Carrie L. Osicka	—	—
Britton L. James	—	—
Jarret J. Marcoux	—	—
Brett S. Riesenfeld	—	—
Bryan C. Gunderson	127,576	3,094,987
Matthew B. Ockwood	15,000	431,400

Pension Benefits and Non-Qualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination and Change in Control

Each of the Sitio NEOs is eligible to participate in our Severance Plan that provides for severance compensation or accelerated vesting of equity awards in the event of certain terminations of employment, including in connection with a change in control. The outstanding equity awards held by each of the Sitio NEOs also contain certain severance and change in control benefits as described in more detail below; however, each of the award agreements is subject to the terms and conditions of the Severance Plan.

Falcon NEOs

In connection with the closing of the Falcon Merger, Mr. Gunderson, and Ockwood ceased to serve as executive officers of Falcon. In connection with their termination of employment, they received the following payments and benefits:

■	Gunderson: A cash payment in the amount of $1,075,000, an additional cash payment equal to one year of COBRA continuation coverage in the amount of $28,140, accelerated vesting of 127,576 shares relating to outstanding Falcon RSAs and Falcon PSUs, and an additional cash bonus payment made in connection with Mr. Gunderson’s departure in the amount of $300,000.

■	Ockwood: A cash payment in the amount of $1,057,534, an additional cash payment equal to one year of COBRA continuation coverage in the amount of $28,140, accelerated vesting of 15,000 shares relating to outstanding Falcon RSAs, and an additional cash bonus payment made in connection with Mr. Ockwood’s departure in the amount of $50,000.

58    SITIO ROYALTIES CORP.

Executive Compensation

Treatment of Equity Awards

Each of the Sitio NEOs received a Transaction Equity Award in connection with the Falcon Merger, an Annual Equity Award, and the one-time, non-recurring grant of the Restricted Securities as discussed above in the CD&A section entitled “Long-Term Equity Incentive Compensation.” The Transaction Equity Awards, Annual Equity Awards, and Restricted Securities automatically become fully vested if the NEO’s employment with us is terminated due to the NEO’s disability or death. Additionally, upon the termination of the NEOs employment by us without cause or by the NEO for good reason following a change in control, then the RSUs and Restricted Securities shall immediately become fully vested as of the date of termination provided the NEO executes and does not revoke a release of all claims in a form acceptable to us.

The PSU awards held by each of our NEOs also contain provisions for potential payment upon certain terminations of employment. The PSU awards provide that upon an NEO’s termination of employment due to (i) disability, (ii) death, (iii) termination by us without cause outside of the Change in Control Period (as defined below), or (iv) resignation by the NEO for good reason outside of the Change in Control Period, then the NEO shall be deemed to have satisfied a portion of the service requirement with respect to the PSUs, calculated based on the number of days the NEO was employed by or provided services to us or our affiliate between the date of grant and the date of such termination of employment and such pro rata number of PSUs will remain outstanding and will become vested PSUs based on actual performance and achievement of the performance goals set forth in the PSU award agreement through the performance period end date, which is either June 7, 2025, or upon a change in control of us. If an NEO is terminated by us without cause or resigns for good reason during the Change in Control Period then, provided the NEO executes and does not revoke a release of all claims in a form acceptable to us, then the NEO will be deemed to have satisfied a portion of the service requirement with respect to the PSUs (without proration) based on the greater of (y) target or (z) actual performance and achievement of the performance goals set forth in the PSU award agreement.

For purposes of the Transaction Equity Awards, Annual Incentive Awards, and Restricted Securities, the following definitions generally apply:

■	“Cause” generally means (A) the NEO’s material breach of the applicable award agreement or of any other written agreement between the NEO and us or any of our affiliates, including the NEO’s breach of any material representation, warranty or covenant made under any such agreement; (B) the NEO’s material breach of any policy or code of conduct established by us or any of our Affiliates and applicable to the NEO; (C) the NEO’s violation of any law applicable to the workplace (including any law regarding anti-harassment, anti-discrimination, or anti-retaliation); (D) the NEO’s fraud, theft, dishonesty, gross negligence, willful misconduct, embezzlement, or breach of fiduciary duty related to us or any of our affiliates or the performance of the NEO’s duties hereunder; (E) the conviction or indictment of the NEO for, or plea of guilty or nolo contendere by the NEO to, any felony (or state law equivalent) or any crime involving moral turpitude; or (F) the NEO’s willful failure or refusal, other than due to disability, to perform the NEO’s obligations to the us or any of our Affiliates or to follow any lawful directive from us or any of our Affiliates, as determined by us; provided, however, that if the NEO’s actions or omissions are of such a nature that the we determine that they are curable by the NEO, such actions or omissions must remain uncured thirty (30) days after we first provided the NEO written notice of the obligation to cure such actions or omissions.

■	“Change in Control Period” means the period beginning on the date that a change in control of us occurs and ending on the date that is six (6) months following the date that a change in control occurs.

■	“Disability” generally means a determination by the us that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

■	“Good Reason” generally means a material diminution in the NEO’s base salary; (B) a material diminution in the NEO’s authority, duties, and responsibilities, taken as a whole; or (C) a material breach by us any of our obligations under the applicable award agreement. Any assertion of the NEO of a termination for good reason shall not be effective unless all of the following conditions are satisfied: (1) the condition described in clause (A), (B), or (C) above giving rise to the NEO’s termination of employment must have arisen without the NEO’s consent; (2) the NEO must provide written notice to us of the existence of such condition(s) within thirty (30) days after the initial occurrence of such condition(s); (3) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following our receipt of such written notice; and (4) the date of the NEO’s termination of employment must occur within sixty (60) days after the initial occurrence of the condition(s) specified in such notice.

2023 PROXY STATEMENT    59

Executive Compensation

Severance Plan

If an NEO’s employment with us is terminated by us without cause or by the NEO for good reason during the CIC Period, the participant is entitled to receive: (i) an amount equal to (a) 36 months of base salary for Mr. Conoscenti or (b) 24 months of base salary for all other Sitio NEOs, in each case, paid in a lump sum, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that any equity-based awards that are subject to performance-based vesting conditions shall be calculated and settled, without proration, based on the greater of (x) target performance and (y) actual performance and achievement of the applicable performance goals through the date of the change in control.

If a participant’s employment with us is terminated by us without cause or by the participant for good reason outside of the CIC Period, or due to death or disability at any time, the participant is entitled to receive: (i) an amount equal to (a) 24 months of base salary for Mr. Conoscenti or (b) 18 months of base salary for all other Sitio NEOs, in each case, payable in monthly installments, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that, with respect to any equity-based awards that are subject to performance-based vesting conditions, a pro-rata amount of such award (calculated based on the number of days that the participant was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each NEO assuming his or her employment terminated on December 31, 2022, given the NEO’s base salary as of that date, and, with respect to the RSUs, PSUs and Restricted Securities, the closing price of our Class A common stock on December 30, 2022, which was $28.85. In addition, the following table summarizes the compensation that would become payable to the NEOs assuming a qualifying termination and a change in control occurred on December 31, 2022. The amounts included below for performance-based equity awards reflects the settlement of such awards based on target performance. Each of the values below reflects our best estimate of the amounts and benefits that could be payable upon a termination scenario, but amounts cannot be known with certainty until or unless such an event were to occur.

Benefits and Payments	Termination Due to Death or Disability ($)	Termination Without Cause or for Good Reason During CIC Period ($)	Termination Without Cause or for Good Reason Outside CIC Period ($)
Christopher L. Conoscenti
Cash Severance	1,000,000	1,500,000	1,000,000
Accelerated Equity Awards	6,225,234	8,617,322	6,225,234
Total	7,225,234	10,117,322	7,225,234
Carrie L. Osicka
Cash Severance	562,500	750,000	562,500
Accelerated Equity Awards	3,354,959	4,700,501	3,354,959
Total	3,917,459	5,450,501	3,917,459
Britton L. James
Cash Severance	487,500	650,000	487,500
Accelerated Equity Awards	2,907,644	4,073,793	2,907,644
Total	3,395,144	4,723,793	3,395,144
Jarret J. Marcoux
Cash Severance	487,500	650,000	487,500
Accelerated Equity Awards	2,907,644	4,073,793	2,907,644
Total	3,395,144	4,723,793	3,395,144
Brett S. Riesenfeld
Cash Severance	$487,500	$650,000	$487,500
Accelerated Equity Awards	3,101,985	4,073,765	3,101,986
Total	3,589,485	4,723,765	3,589,486

60    SITIO ROYALTIES CORP.

Executive Compensation

2022 Director Compensation

For the year ended December 31, 2022, Sitio directors received compensation for their services on our Board and committees thereof consisting of the items below:

■	an annual equity-based award granted to each non-employee director under the Sitio LTIP with an aggregate fair market value of approximately $300,000 on the date of grant, which award consists of deferred share units (“DSUs”) that vest quarterly over a one-year period and must be held for the duration of service;

■	no annual cash retainer for non-employee directors;

■	an annual cash retainer of $25,000 for services as the chair of the Audit Committee, paid in quarterly installments;

■	an annual cash retainer of $20,000 for service as the chair of the Compensation Committee, paid in quarterly installments; and

■	an annual cash retainer of $15,000 for service as the chair of the Nominating and Corporate Governance Committee, paid in quarterly installments.

In connection with the Falcon Merger, we granted awards of DSUs under the Sitio LTIP to each of our non-employee directors. The DSUs vest in equal quarterly installments over the one-year period beginning on the applicable date of grant. The DSUs granted to our non-employee directors in connection with the Falcon Merger would also vest in full upon the termination of a recipient’s service relationship by us for any reason within 12 months following a change in control of us, or due to death or disability at any time. Any vested DSUs will be settled in shares of our Class A common stock when a recipient’s service relationship is terminated for any reason. Our non-employee directors are reimbursed for certain reasonable expenses incurred in connection with their services to us.

Directors who are also our employees do not receive any additional compensation for their service on our board of directors. We maintain certain requirements for our directions that we believe create a unique alignment with our stockholders, specifically the requirements that (i) directors hold their annual equity-based award of DSUs for the duration of their respective service on our Board, (ii) the DSUs vest quarterly over a one-year period and (iii) directors are subject to annual elections. These requirements incentivize our directors to make decisions based on the long-term interests of the Company.

Term Limit. With the exception of the Chief Executive Officer, who will be exempted from term limits, our directors serve for a maximum of seven years, but at least two of our directors will retire within five years so as to provide for a more seamless transition. We do not maintain a mandatory retirement age for our directors.

The following table provides information concerning the compensation of our directors who served on our Board, other than Mr. Conoscenti (whose compensation has been reported within the Summary Compensation Table), for the fiscal year ended December 31, 2022, regardless of whether they were still serving on our board as of December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(7)	All Other Compensation ($)	Total ($)
Noam Lockshin(1)	7,500	303,751	—	311,251
Morris R. Clark(1)	12,500	303,751	—	316,251
Alice E. Gould(1)	10,000	303,751	—	313,751
Gayle L. Burleson(2)	—	—	—	—
Jon-Al Duplantier(2)	—	—	—	—
Richard K. Stoneburner(2)	—	—	—	—
John R. (“J.R.”) Sult(2)	—	—	—	—
Allen W. Li(3)	—	303,751	—	303,751
Claire R. Harvey(4)	279,352	303,751	—	583,103
Steven R. Jones(5)	120,049	303,751	—	423,800
William D. Anderson, PE(6)	84,681	—	—	84,681
Alan Hirshberg(6)	43,681	—	—	43,681
Adam M. Jenkins(6)	—	—	—	—
Erik C. Belz(6)	—	—	—	—
Mark C. Henle(6)	—	—	—	—

(1)	Reflects individuals who began serving on our Board as of June 7, 2022 (the closing date of the Falcon Merger) and who continued to serve on our Board as of December 31, 2022.

2023 PROXY STATEMENT    61

Executive Compensation

(2)	Reflects individuals who began serving on our Board as of December 29, 2022 (the closing date of the Brigham Merger) and who continued to serve on our Board as of December 31, 2022.

(3)	Reflects individuals who served on our Board from June 7, 2022 (the closing date of the Falcon Merger) until December 29, 2022 (the closing date of the Brigham Merger).

(4)	Reflects individuals who served on the Falcon board of directors prior to June 7, 2022 (the closing date of the Falcon Merger) and who continued to serve on our Board as of December 31, 2022.

(5)	Reflects individuals who served on the Falcon board of directors prior to June 7, 2022 (the closing date of the Falcon Merger) and who served on our Board until December 29, 2022 (the closing date of the Brigham Merger).

(6)	Reflects individuals who served on the Falcon board of directors prior to June 7, 2022 (the closing date of the Falcon Merger) and who did not serve on our Board following such date.

(7)	Amounts included in this column reflect the aggregate grant date fair value of DSUs granted to the independent directors, computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures, in each case pursuant to the Sitio LTIP. Regarding assumptions underlying the valuation of these equity awards, please see Note 11 to our Financial Statements. As of December 31, 2022, Mr. Lockshin, Ms. Gould, Mr. Clark, and Ms. Harvey each held 5,216 unvested DSUs in the aggregate.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Conoscenti, our Chief Executive Officer.

For 2022, our last completed fiscal year:

■	The median of the annual total compensation of all employees of our company (other than Mr. Conoscenti) was $245,615; and

■	The annual total compensation of Mr. Conoscenti, as reported in the Summary Compensation Table included above, was $10,002,064.

■	Based on this information, for 2022, the ratio of the annual total compensation of Mr. Conoscenti to the median of the annual total compensation of all employees was reasonably estimated to be 41 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

■	We determined that, as of December 28, 2022, our employee population consisted of approximately 34 individuals with all of these individuals located in the United States. This population consisted of our full-time employees, and we do not currently have any part-time or temporary employees.

■	We used a consistently applied compensation measure to identify our median employee by comparing the Total Gross Earnings as reflected in our payroll records for 2022, which included, amount of salary or wages, bonuses, and compensation received from equity award grants and distributions (DERs).

■	We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

■	With respect to the annual total compensation of Mr. Conoscenti, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table above.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “Compensation Actually Paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, and 2022 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average of each of the NEOs total compensation for the respective fiscal year.

62    SITIO ROYALTIES CORP.

Executive Compensation

	Summary Compensation Table Total for PEO #1 - Conoscenti(1) ($)(b)	Compensation Actually Paid to PEO #1 - Conoscenti(2) (c)	Summary Compensation Table Total to PEO #2 - Gunderson #(1) ($)(b)	Compensation Actually Paid to PEO #2(2) - Gunderson (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3) (e)	Value of Initial Fixed $100 Investment Based On(4):
Year (a)							TSR (f)	Peer Group TSR (g)	Net Income (h)
2022	10,002,064	10,036,622	1,928,228	9,249,309	4,290,778	3,574,496	110	101	184,131,000
2021	—	—	1,479,825	4,990,961	1,651,369	4,809,182	67	69	27,492,000
2020	—	—	684,672	732,584	976,621	(313,557)	39	41	10,448,000

1)	The PEO and the non-PEO NEOs for each year are as follows:

	a.	PEO:

		i.	2022: Christopher L. Conoscenti and Bryan C. Gunderson

		ii.	2021: Bryan C. Gunderson

		iii.	2020: Bryan C. Gunderson

	b.	Non-PEO NEOs:

		i.	2022: Carrie L. Osicka, Britton L. James, Jarret J. Marcoux, Brett S. Riesenfeld, and Matthew B. Ockwood

		ii.	2021: Matthew B. Ockwood, Michael Downs, and Daniel C. Herz

		iii.	2020: Michael Downs and Daniel C. Herz

2)	The table below reflects the relevant increases and deductions taken to calculate the “Compensation Actually Paid” to our PEOs for the respective fiscal year. As our PEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022 (Conoscenti)	2022 (Gunderson)	2021 (Gunderson)	2020 (Gunderson)
ADJUSTMENTS TO DETERMINE COMPENSATION “ACTUALLY PAID” FOR PEO
Summary Compensation Table Total	$10,002,064	$1,928,228	$1,479,825	$684,672
Add (Subtract):
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(9,685,728)	—	$(801,994)	$(173,802)
Addition of fair value at year-end of equity awards granted during the year that remain unvested as of year-end	$9,720,286	—	$3,010,112	$1,140,764
Fair value at vesting date of awards granted during the year and vested in the same year	—	—	—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	—	$873,283	$(800,250)
Change in fair value of equity awards granted in prior years that vested during the year	—	$7,748,431	$429,735	$(118,800)
Equity awards granted in prior years that were forfeited during the year	—	$(427,350)	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—	—
Total Equity Award Related Adjustments	$34,558	$7,321,081	$3,511,136	$47,912
COMPENSATION ACTUALLY PAID TOTALS	$10,036,622	$9,249,309	$4,990,961	$732,584

2023 PROXY STATEMENT    63

Executive Compensation

3)	The table below reflects the relevant increases and deductions taken to calculate the “Compensation Actually Paid” to our non-PEO NEOs for the respective fiscal year. For fiscal year 2022, the only adjustments made with respect to Sitio non-PEO NEOs is the addition of fair value at year end of equity awards granted by Sitio during 2022 which remained unvested as of year end. The remainder of the adjustments for fiscal year 2022 shown in the table below reflect adjustments made pursuant to legacy Falcon equity awards. As our non-PEO NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022	2021	2020
ADJUSTMENTS TO DETERMINE COMPENSATION “ACTUALLY PAID” TO NON-PEO NEOS
Average Summary Compensation Table Total	$4,290,778	$1,651,369	$976,621
Add (Subtract):
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(3,797,430)	$(665,218)	$(549,862)
Addition of fair value at year end of equity awards granted during the year that remain unvested as of year end	$3,813,148	$2,461,067	$1,730,619
Fair value at vesting date of awards granted during the year and vested in the same year	—	—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	$1,146,692	$(2,131,204)
Change in fair value of equity awards granted in prior years that vested during the year	$144,600	$215,271	$(339,731)
Equity awards granted in prior years that were forfeited during the year	$(876,600)	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—
Total Equity Award Related Adjustments	$(716,283)	$3,157,813	$(1,290,178)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$3,574,496	$4,809,182	$(313,557)

4)	The values disclosed in (a) the TSR column represent the measurement period value of an investment of $100 in our Class A common stock (which, for fiscal years 2020 and 2021, represents the Class A common stock of Falcon) and (b) the Peer Group TSR column represent the measurement period value of an investment of $100 in the SPDR S&P Oil & Gas Exploration and Production ETF (“XOP”), in each case, from December 31, 2019, through each of December 31, 2020, December 31, 2021, and December 31, 2022. XOP is a weighted composite of 59 oil and gas exploration and production companies.

Narrative Disclosure to Pay Versus Performance Table

We did not include a “Company-Selected Measure” (as described in Item 402(v)) in the Pay Versus Performance table because the most important, and only, financial measure used by us to link “Compensation Actually Paid” to our NEOs to company performance is TSR, which is already required to be disclosed in the table. Since Sitio was formed as a result of the Falcon Merger and our current NEOs were appointed in connection with the Falcon Merger, which closed on June 7, 2022, we believe it is difficult to link “Compensation Actually Paid” to our NEOs to our financial performance over the time periods presented in the Pay Versus Performance table. Nevertheless, a significant portion of our current compensation program is comprised of equity awards, including awards based on absolute TSR targets. Hence, we believe that the “Compensation Actually Paid” to our NEOs in the future will generally align with the directional movement of our TSR in the future. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”

The Compensation Actually Paid to our PEO and non-PEO NEOs does not reflect amounts actually earned or realized by our PEO and non-PEO NEOs for the respective fiscal year; rather these amounts in part reflect the changes from year to year of the value of unvested equity awards. These unvested equity awards are at risk and may never become vested; therefore, this value may never be realized by our PEO and non-PEO NEOs.

As shown in the tables above, changes in the market price of our Class A common stock following the date of grant of an award can impact the level of compensation that is actually paid to our NEOs. To assist in understanding the changes to the equity awards reflected above, the following table reflects the value of one share of our Class A common stock (which, for fiscal years 2020 and 2021, represents the Class A common stock of Falcon) as of each of the following dates. If that date reflects a non-business day, the value reported is the last trading date of the applicable calendar year.

	12/30/2022	12/31/2021	12/31/2020
Closing Market Price of our Common Stock	$28.85	$19.48	$12.60

64    SITIO ROYALTIES CORP.

Executive Compensation

Tabular List

The following list represents the only and hence the most important financial performance measure used by us to link compensation actually paid to our NEOs, for fiscal year 2022, to company performance.

Total Stockholder Return

Equity Compensation Plan Information

The following table sets forth information with respect to the securities that may be issued under our equity incentive plans as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants, and rights (b)($)(5)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by stockholders
■ Sitio LTIP(1)	1,031,698	—	7,331,478
■ Brigham LTIP(2)	27,691	—	3,486,066
Equity compensation plans not approved by stockholders
■ Sitio Affiliate LTIP(3)	—	—	—(6)
■ Assignment Agreement(4)	309,527	—	—
Total	1,368,916	—	10,817,544

(1)	Reflects securities that may be issued under the Sitio LTIP, including RSUs, PSUs (assuming maximum performance), and DSUs.

(2)	Reflects securities that may be issued under the Brigham Minerals, Inc. 2019 Long-Term Incentive Plan, which was assumed by us in connection with the Brigham Merger, including RSUs and PSUs (assuming maximum performance).

(3)	Reflects securities that may be issued under the Sitio Royalties Corp. Affiliate Incentive Plan (the “Sitio Affiliate LTIP”).

(4)	Reflects securities that may be issued in exchange for vested Restricted Securities granted by the DPM Holders pursuant to the Assignment Agreement on a one-for-one basis (or an equivalent amount of cash). Other than the outstanding Restricted Securities that were granted by the DPM Holders, there are no additional securities authorized for issuance pursuant to the Assignment Agreement.

(5)	None of the outstanding awards granted under any of the equity incentive plans described in the table above have an exercise price.

(6)	The number of securities that may be issued under the Sitio Affiliate LTIP is equal to the number of securities that may be issued under the Sitio LTIP. To the extent that any shares are issued under the Sitio LTIP, the number of shares available for issuance under the Sitio Affiliate LTIP is reduced on a one-for-one basis, and vice versa.

2023 PROXY STATEMENT    65

Report of the Compensation Committee of the Board of Directors

The following report of the Compensation Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Alice Gould, Chair

Noam Lockshin, Member

Gayle Burleson, Member

Jon-Al Duplantier, Member

66    SITIO ROYALTIES CORP.

Other Matters

Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

■	If the shares are registered in the name of the stockholder, the stockholder should contact Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary, 1401 Lawrence Street, Suite 1750, Denver, CO 80202, or via telephone at 720-640-7620, to inform us of his or her request; or

■	If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The annual and quarterly reports and other reports and information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or verbal request, a copy of the reports and other information filed with the SEC. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://investors.sitio.com.

Any requests for copies of information, reports or other filings with the SEC should be directed to Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

By Order of the Board of Directors,

Brett S. Riesenfeld Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado — March 31, 2023

2023 PROXY STATEMENT    67

1401 Lawrence Street, Suite 1750
Denver, Colorado 80202

SITIO ROYALTIES CORP.
1401 LAWRENCE STREET, SUITE 1750
DENVER, CO 80202

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V06026-P91305	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SITIO ROYALTIES CORP.

The Board of Directors recommends you vote FOR each of the nominees listed:

1.	Election of Directors

	Nominees:		For	Withhold

	1a.	Noam Lockshin	☐	☐

	1b.	Christopher L. Conoscenti	☐	☐

	1c.	Morris R. Clark	☐	☐

	1d.	Alice E. Gould	☐	☐

	1e.	Claire R. Harvey	☐	☐

	1f.	Gayle L. Burleson	☐	☐

	1g.	Jon-Al Duplantier	☐	☐

	1h.	Richard K. Stoneburner	☐	☐

	1i.	John R. (“J.R.”) Sult	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR Proposals 2 and 4 and “1 YEAR” for Proposal 3:		For	Against	Abstain

2.	The approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	The approval, on a non-binding, advisory basis, of the frequency of stockholder votes on compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V06027-P91305

SITIO ROYALTIES CORP.
Annual Meeting of Shareholders
May 16, 2023 11:00 AM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Christopher L. Conoscenti and Brett S. Riesenfeld, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SITIO ROYALTIES CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM Central Time on May 16, 2023, at the www.virtualshareholdermeeting.com/STR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side